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Freeport-McMoRan
Reports Second-Quarter and Six-Month 2014 Results

▪
Net income attributable to common stock totaled $482 million, $0.46 per share, for second-quarter 2014, compared with net income of $482 million, $0.49 per share, for second-quarter 2013. Net income attributable to common stock for the first six months of 2014 totaled $992 million, $0.95 per share, compared with $1.1 billion, $1.17 per share, for the first six months of 2013.

▪
Consolidated sales for second-quarter 2014 totaled 968 million pounds of copper, 159 thousand ounces of gold, 25 million pounds of molybdenum and 16.0 million barrels of oil equivalents (MMBOE), compared with second-quarter 2013 sales of 951 million pounds of copper, 173 thousand ounces of gold, 23 million pounds of molybdenum and 5.0 MMBOE (reflecting oil and gas results beginning June 1, 2013).

▪
Consolidated sales for the year 2014 are expected to approximate 4.1 billion pounds of copper, 1.3 million ounces of gold, 98 million pounds of molybdenum and 58.4 MMBOE, including 1.1 billion pounds of copper, 445 thousand ounces of gold, 23 million pounds of molybdenum and 12.2 MMBOE for third-quarter 2014.

▪
Average realized prices for second-quarter 2014 were $3.16 per pound for copper (compared with $3.17 per pound for second-quarter 2013), $1,296 per ounce for gold (compared with $1,322 per ounce for second-quarter 2013) and $95.50 per barrel for oil (net of $4.96 per barrel associated with payments on derivative contracts).

▪
Consolidated unit net cash costs for second-quarter 2014 averaged $1.72 per pound of copper for mining operations (compared with $1.85 per pound of copper for second-quarter 2013) and $19.57 per barrel of oil equivalents (BOE) for oil and gas operations (compared with $16.58 per BOE for June 2013).

▪
Operating cash flows totaled $1.4 billion (net of $364 million in working capital uses and changes in other tax payments) for second-quarter 2014, and $2.6 billion (net of $777 million in working capital uses and changes in other tax payments) for the first six months of 2014. Based on current sales volume and cost estimates and assuming average prices of $3.25 per pound for copper, $1,300 per ounce for gold, $12 per pound for molybdenum and $110 per barrel for Brent crude oil for the second half of 2014, operating cash flows are expected to approximate $6.8 billion (net of $0.6 billion of working capital uses and changes in other tax payments) for the year 2014.

▪
Capital expenditures totaled $2.0 billion for second-quarter 2014 and $3.6 billion for the first six months of 2014, including $1.4 billion for major projects at mining operations and $1.5 billion for oil and gas operations. Capital expenditures are expected to approximate $7.6 billion for the year 2014, including $3.2 billion for major projects at mining operations and $3.4 billion for oil and gas operations.

▪
In June 2014, FCX completed the sale of its Eagle Ford shale assets for $3.1 billion (before closing adjustments) and acquired additional interests in the Deepwater Gulf of Mexico (GOM) for $0.9 billion.

▪	At June 30, 2014, consolidated cash totaled $1.5 billion and consolidated debt totaled $20.3 billion. On July 23, 2014, FCX redeemed $1.7 billion of the aggregate face amount of senior notes.

▪	The corporate name changed to Freeport-McMoRan Inc. effective July 14, 2014. The change simplifies the corporate name and better reflects FCX's expanded portfolio of assets.

Freeport-McMoRan                                      1

PHOENIX, AZ, July 23, 2014 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $482 million, $0.46 per share, for second-quarter 2014, compared with $482 million, $0.49 per share, for second-quarter 2013 and $992 million, $0.95 per share, for the first six months of 2014, compared with $1.1 billion, $1.17 per share, for the first six months of 2013. FCX’s net income attributable to common stock for second-quarter 2014 included charges of $130 million ($0.12 per share) comprised of $68 million for environmental obligations and related litigation charges, $58 million for deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford and $4 million for net noncash mark-to-market losses on oil and gas derivative contracts. Second-quarter 2013 net income attributable to common stock included net gains of $242 million ($0.25 per share) related to the oil and gas acquisitions, partly offset by net noncash mark-to-market losses on oil and gas derivative contracts.

James R. Moffett, Chairman of the Board; Richard C. Adkerson, Vice Chairman, and FCX President and Chief Executive Officer; and James C. Flores, Vice Chairman, and FM O&G President and Chief Executive Officer, said, "Our second-quarter results reflect continued strong operating performance in our North America, South America and Africa mining operations and from our oil and gas operations, partly offset by the effects of reduced output from Indonesia. We are encouraged by our discussions with the Indonesian government toward reaching a near-term agreement to enable resumption of PT Freeport Indonesia’s copper concentrate exports. During the quarter, we completed a $3.1 billion sale of our Eagle Ford shale assets and acquired additional interests in our Deepwater Gulf of Mexico focus area. We also commenced copper production from our expanded Morenci operation and achieved important progress in our mining and oil and gas development projects to provide future growth in production, cash flows and attractive investment returns. We remain focused on our opportunities to increase value for shareholders through the development of our large resource base, effective management of our operations, prudent capital and balance sheet management, and providing attractive cash returns to shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013[a]		2014		2013[a]
	(in millions, except per share amounts)
Revenues[b]	$5,522	[c,d]	$4,288	[c,d]	$10,507	[c,d]	$8,871	[c,d]
Operating income[b]	$1,153	[e,f]	$639	[f,g]	$2,264	[e,f]	$1,994	[f,g]
Net income attributable to common stock[h]	$482	[c,d,e,f,i,j]	$482	[c,d,f,g,k]	$992	[c,d,e,f,i,j]	$1,130	[c,d,f,g,j,k]
Diluted net income per share of common stock	$0.46	[c,d,e,f,i,j]	$0.49	[c,d,f,g,k]	$0.95	[c,d,e,f,i,j]	$1.17	[c,d,f,g,j,k]
Diluted weighted-average common shares outstanding	1,045		984		1,045		968
Operating cash flows[l]	$1,386		$1,034		$2,587		$1,865
Capital expenditures[b]	$1,950		$1,173		$3,562		$1,978
At June 30:
Cash and cash equivalents	$1,458		$3,294		$1,458		$3,294
Total debt, including current portion	$20,296		$21,215		$20,296		$21,215

a.	The 2013 periods reflect the results of FCX Oil & Gas Inc. (FM O&G) beginning June 1, 2013.

b.	For segment financial results, refer to the supplemental schedule, "Business Segments," beginning on page XI, which is available on FCX's website, "www.fcx.com."

c.
Includes favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $35 million ($16 million to net income attributable to common stock or $0.01 per share) for second-quarter 2014, $(117) million ($(55) million to net income attributable to common stock or $(0.06) per share) for second-quarter 2013, $(118) million ($(65) million to net income attributable to common stock or $(0.06) per share) for the first six months of 2014 and $(26) million ($(12) million to net income attributable to common stock or $(0.01) per share) for the first six months of 2013. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page X, which is available on FCX's website, "www.fcx.com."

d.
Includes net noncash mark-to-market (losses) gains associated with crude oil and natural gas derivative contracts totaling $(7) million ($(4) million to net income attributable to common stock or less than $(0.01) per share) for second-quarter 2014,

Freeport-McMoRan                                      2

$8 million ($5 million to net income attributable to common stock or less than $0.01 per share) for the first six months of 2014 and $(36) million ($(23) million to net income attributable to common stock or $(0.02) per share) for June 2013. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page X, which is available on FCX's website, "www.fcx.com."

e.
Includes fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT Freeport Indonesia's (PT-FI) operating rates totaling $56 million ($30 million to net income attributable to common stock or $0.03 per share) for second-quarter 2014 and $109 million ($58 million to net income attributable to common stock or $0.06 per share) for the first six months of 2014.

f.
Includes net charges for adjustments to environmental obligations and related litigation reserves of $69 million ($68 million to net income attributable to common stock or $0.06 per share) for the second quarter and first six months of 2014, $3 million ($2 million to net income attributable to common stock or less than $0.01 per share) for second-quarter 2013 and $7 million ($7 million to net income attributable to common stock or $0.01 per share) for the first six months of 2013.

g.
Includes charges of $61 million ($46 million to net income attributable to common stock or $0.05 per share) for second-quarter 2013 and $75 million ($57 million to net income attributable to common stock or $0.06 per share) for the first six months of 2013 for transaction and related costs principally associated with FCX's second-quarter 2013 oil and gas acquisitions.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page XI, which is available on FCX's website.

i.
The second quarter and first six months of 2014 includes a charge of $58 million to net income attributable to common stock, or $0.06 per share, associated with deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford.

j.
Includes net gains (losses) on early extinguishment of debt totaling $5 million ($4 million to net income attributable to common stock or less than $0.01 per share) in the second quarter and first six months of 2014 primarily related to the redemption of senior notes and $(45) million ($(39) million to net income attributable to common stock or $(0.04) per share) for the first six months of 2013 related to the termination of the acquisition bridge loan facilities.

k.
The second quarter and first six months of 2013 include gains associated with the oil and gas acquisitions, including $128 million to net income attributable to common stock or $0.13 per share, primarily related to FCX's preferred stock investment in and the subsequent acquisition of McMoRan Exploration Co., and $183 million to net income attributable to common stock or $0.19 per share, associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

l.
Includes net working capital (uses) sources and changes in other tax payments of $(364) million for second-quarter 2014, $235 million for second-quarter 2013, $(777) million for the first six months of 2014 and $(195) million for the first six months of 2013.

Freeport-McMoRan                                      3

SUMMARY OPERATING DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013[a]	2014	2013[a]
Copper (millions of recoverable pounds)
Production	931	909	1,879	1,889
Sales, excluding purchases	968	951	1,839	1,905
Average realized price per pound	$3.16	$3.17	$3.17	$3.29
Site production and delivery costs per pound[b]	$1.99	$2.11	$1.94	$2.02
Unit net cash costs per pound[b]	$1.72	$1.85	$1.64	$1.71
Gold (thousands of recoverable ounces)
Production	166	151	397	386
Sales, excluding purchases	159	173	346	387
Average realized price per ounce	$1,296	$1,322	$1,299	$1,434
Molybdenum (millions of recoverable pounds)
Production	25	24	49	46
Sales, excluding purchases	25	23	52	48
Average realized price per pound	$13.43	$12.35	$12.27	$12.56
Oil Equivalents
Sales volumes:
MMBOE	16.0	5.0	32.2	5.0
Thousand BOE (MBOE) per day	176	169	178	169
Cash operating margin per BOE:[c]
Realized revenues	$77.53	$74.37	$77.37	$74.37
Cash production costs	19.57	16.58	19.03	16.58
Cash operating margin	$57.96	$57.79	$58.34	$57.79

a.	The 2013 periods reflect the results of FM O&G beginning June 1, 2013.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. Site production and delivery and unit net cash costs exclude $0.06 per pound of copper for the second quarter and first six months of 2014 for fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

Consolidated Sales Volumes
Second-quarter 2014 consolidated copper sales of 968 million pounds were higher than second-quarter 2013 sales of 951 million pounds, but lower than the April 2014 estimate of 1.1 billion pounds (which assumed resuming PT-FI exports in May). Second-quarter 2014 consolidated gold sales of 159 thousand ounces were lower than second-quarter 2013 sales of 173 thousand ounces and the April 2014 estimate of 320 thousand ounces (which assumed resuming PT-FI exports in May). Lower copper and gold sales volumes, compared to the April 2014 estimates, primarily reflected continued restrictions on concentrate exports from Indonesia. These restrictions resulted in a deferral of approximately 150 million pounds of copper and 240 thousand ounces of gold in second-quarter 2014 and 275 million pounds of copper and 380 thousand ounces of gold for the first six months of 2014.
Second-quarter 2014 consolidated molybdenum sales of 25 million pounds were higher than second-quarter 2013 sales of 23 million pounds and the April 2014 estimate of 24 million pounds.

Freeport-McMoRan                                      4

Second-quarter 2014 sales from oil and gas operations of 16.0 MMBOE, including 11.7 million barrels (MMBbls) of crude oil, 20.3 billion cubic feet (Bcf) of natural gas and 1.0 MMBbls of natural gas liquids (NGLs), were higher than the April 2014 estimate of 15.2 MMBOE primarily reflecting higher production volumes from Eagle Ford and the Deepwater GOM. Second-quarter 2014 volumes included 4.0 MMBOE of sales from the Eagle Ford field through June 19, 2014.
In January 2014, the Indonesian government published regulations regarding exports of minerals, including copper concentrates. The regulations provide that holders of contracts of work with existing processing facilities in Indonesia could continue to export product through January 12, 2017, but established new requirements for the continued export of copper concentrates, including the development of domestic smelter and refining facilities and the imposition of a progressive export duty on copper concentrates. To date, PT-FI has not received authorization from the Indonesian government to export copper concentrate.
The Indonesian government is also seeking to amend PT-FI’s Contract of Work (COW) to incorporate changes pursuant to Indonesia’s 2009 mining law and subsequent regulations. PT-FI and the Indonesian government have developed a Memorandum of Understanding (MOU), expected to be signed imminently, that addresses provisions in PT-FI’s COW related to the size of PT-FI’s concession area, royalties and taxes, domestic processing and refining, divestment, local content, and continuation of operations post-2021. The MOU would enable the immediate resumption of exports. Refer to page 8 for further discussion of these regulatory matters.
Consolidated sales for the year 2014 are expected to approximate 4.1 billion pounds of copper, 1.3 million ounces of gold, 98 million pounds of molybdenum and 58.4 MMBOE, including 1.1 billion pounds of copper, 445 thousand ounces of gold, 23 million pounds of molybdenum and 12.2 MMBOE for third-quarter 2014. These estimates assume resumption of exports from PT-FI beginning in August 2014. To the extent PT-FI is unable to resume exports in August 2014, this would result in a deferral of approximately 50 million pounds of copper and 80 thousand ounces of gold per month.
Consolidated Unit Costs
Mining Unit Net Cash Costs. Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.72 per pound of copper in second-quarter 2014 were lower than unit net cash costs of $1.85 per pound in second-quarter 2013 primarily reflecting higher North America sales volumes, but were higher than the April 2014 estimate of $1.58 per pound because of lower sales volumes from Indonesia. Second-quarter 2014 consolidated average unit net cash costs excluded $0.06 per pound of copper for fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates.
Assuming average prices of $1,300 per ounce of gold and $12 per pound of molybdenum for the second half of 2014 and achievement of current sales volume and cost estimates, which assumes the resumption of exports from PT-FI beginning in August 2014, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.44 per pound of copper in third-quarter 2014 and $1.50 per pound for the year 2014. Quarterly unit net cash costs vary with fluctuations in sales volumes and average realized prices (primarily gold and molybdenum prices). The impact of price changes for the second half of 2014 on consolidated unit net cash costs would approximate $0.013 per pound for each $50 per ounce change in the average price of gold and $0.01 per pound for each $2 per pound change in the average price of molybdenum.
Oil and Gas Cash Production Costs per BOE. Cash production costs for oil and gas operations of $19.57 per BOE in second-quarter 2014 were higher than cash production costs of $16.58 per BOE in June 2013 primarily because of higher operating costs in California. Based on current sales volume and cost estimates for the second half of 2014, cash production costs are expected to approximate $22 per BOE for the second half of 2014 and $20 per BOE for the year 2014.

Freeport-McMoRan                                      5

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, molybdenum concentrates are also produced by certain of FCX's North America copper mines.
Operating and Development Activities. FCX has increased production from its North America copper mines in recent years and continues to evaluate a number of opportunities to invest in additional production capacity following positive exploration results. Future investments will be undertaken based on the results of economic and technical feasibility studies and market conditions.
At Morenci, start-up activities from the expanded mill project began in second-quarter 2014. Commissioning activities commenced in May 2014, with a ramp up to full rates expected to be achieved by year-end 2014. The project targets average incremental annual production of approximately 225 million pounds of copper (an approximate 40 percent increase from 2013) through an increase in milling rates from 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day. At full rates, Morenci's copper production is expected to approach 1 billion pounds in 2015, compared with 564 million pounds in 2013.
Construction of the new mill is substantially complete. Remaining items include completion of the molybdenum circuit, which would add capacity of approximately 9 million pounds of molybdenum per year, and the construction of an expanded tailings storage facility, which is expected to be completed in 2015.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	395	349	780	692
Sales	423	372	794	725
Average realized price per pound	$3.16	$3.25	$3.21	$3.41

Molybdenum (millions of recoverable pounds)
Production[a]	9	9	17	17

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.87	$2.09	$1.87	$2.04
By-product credits	(0.28)	(0.25)	(0.25)	(0.26)
Treatment charges	0.11	0.08	0.12	0.11
Unit net cash costs	$1.70	$1.92	$1.74	$1.89

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

North America's consolidated copper sales volumes of 423 million pounds in second-quarter 2014 were higher than second-quarter 2013 sales of 372 million pounds, primarily reflecting higher milling rates and ore grades at several operating sites. North America's copper production is expected to continue to increase during the second half of 2014 with the ramp up of the Morenci mill expansion project. Copper sales from the North America copper mines are expected to approximate 1.7 billion pounds for the year 2014, compared with 1.4 billion pounds in 2013.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.70 per pound of copper in second-quarter 2014 were lower than unit net cash costs of $1.92 per pound in second-quarter 2013, primarily reflecting higher copper sales volumes. Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.74 per pound of copper for the year 2014, based

Freeport-McMoRan                                      6

on current sales volume and cost estimates and assuming an average molybdenum price of $12 per pound for the second half of 2014. North America's average unit net cash costs for the second half of 2014 would change by approximately $0.015 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in the Candelaria and Ojos del Salado mining complex. All operations in South America are consolidated in FCX's financial statements. In addition to copper, the Candelaria and Ojos del Salado mines produce gold and silver, and the Cerro Verde mine produces molybdenum concentrates.
Development Activities. Construction activities associated with a large-scale expansion at Cerro Verde are in progress. Detailed project engineering and procurement are substantially complete and construction is advancing on schedule. The project will expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. As of June 30, 2014, $2.3 billion had been incurred for this project, with approximately $2.3 billion remaining to be incurred.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will be dependent on technical studies, economic factors and global copper market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	300	299	614	597
Sales	310	315	617	600
Average realized price per pound	$3.17	$3.13	$3.16	$3.22

Gold (thousands of recoverable ounces)
Production	21	19	42	40
Sales	20	21	43	42
Average realized price per ounce	$1,302	$1,317	$1,302	$1,449

Molybdenum (millions of recoverable pounds)
Production[a]	2	2	5	4

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.64	$1.62	$1.57	$1.62
By-product credits	(0.23)	(0.24)	(0.24)	(0.26)
Treatment charges	0.18	0.16	0.18	0.17
Royalty on metals	0.01	—	—	—
Unit net cash costs	$1.60	$1.54	$1.51	$1.53

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

South America's consolidated copper sales volumes of 310 million pounds in second-quarter 2014 were slightly lower than second-quarter 2013 sales of 315 million pounds, reflecting timing of shipments. Sales from

Freeport-McMoRan                                      7

South America mining are expected to approximate 1.2 billion pounds of copper for the year 2014, which are lower than 2013 volumes of 1.3 billion pounds, primarily reflecting lower ore grades at Candelaria and Cerro Verde.
Unit net cash costs (net of by-product credits) for South America mining averaged $1.60 per pound of copper in second-quarter 2014 and $1.54 per pound in second-quarter 2013. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.59 per pound of copper for the year 2014, based on current sales volume and cost estimates and assuming average prices of $1,300 per ounce of gold and $12 per pound of molybdenum for the second half of 2014.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrates that contain significant quantities of gold and silver.
Development Activities. PT-FI has several projects in progress in the Grasberg minerals district related to the development of large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to ramp up over several years to process approximately 240,000 metric tons of ore per day following the transition from the Grasberg open pit, currently anticipated to occur in 2017. Development of the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) underground mines is advancing to enable DMLZ to commence production in 2015 and the Grasberg Block Cave mine to commence production in 2017. Over the next five years, estimated aggregate capital spending on these projects is currently expected to average $0.9 billion per year ($0.7 billion per year net to PT-FI). As a result of changes in Indonesian regulatory policy, PT-FI is engaged in discussions with the Indonesia government regarding the need for legal and fiscal assurance to support its long-term development plans. PT-FI may reduce or defer these activities pending resolution of export restrictions and other Indonesia regulatory matters.
Regulatory Matters. In January 2014, the Indonesian government published regulations providing that holders of contracts of work with existing processing facilities in Indonesia could continue to export product through January 12, 2017, but established new requirements for the continued export of copper concentrates, including the development of domestic smelter and refining facilities and the imposition of a progressive export duty on copper concentrates in the amount of 25 percent in 2014, rising to 60 percent by mid-2016. To date, PT-FI has not received authorization from the Indonesian government to export copper concentrate.
The Indonesian government is also seeking to amend PT-FI’s COW to incorporate changes pursuant to Indonesia’s 2009 mining law and subsequent regulations. PT-FI and the Indonesian government have developed a MOU, expected to be signed imminently, that addresses provisions in PT-FI’s COW related to the size of PT-FI’s concession area, royalties and taxes, domestic processing and refining, divestment, local content, and continuation of operations post-2021. The MOU would enable the immediate resumption of exports.
Under the MOU, PT-FI would agree to provide a $115 million assurance bond to support its commitment for smelter development, pay reduced export duties that would decline as smelter development progresses and pay increased royalties of 4 percent for copper and 3.75 percent for gold from the current rates of 3.5 percent for copper and 1 percent for gold. The MOU provides that PT-FI and the Indonesian government would commence immediate negotiations for an amended COW. These negotiations will take into consideration the need for assurance of legal and fiscal terms for PT-FI to continue with its large-scale investment program for the development of its reserves.
As a result of the delay in obtaining approvals for 2014 exports, PT-FI has implemented changes to its operations to align its concentrate production with PT Smelting’s operating plans. PT-FI’s milling rate averaged 102,900 metric tons of ore per day in second-quarter 2014 and 110,400 metric tons of ore per day for the first six months of 2014, which is approximately half of normal rates, and resulted in the deferral of approximately 150 million pounds of copper and 240 thousand ounces of gold in second-quarter 2014 and 275 million pounds of copper and 380 thousand ounces of gold for the first six months of 2014.
PT-FI's 2014 production estimates assume resumption of exports beginning in August 2014. In the event that PT-FI is unable to resume normal operations for an extended period, PT-FI intends to implement plans to reduce operating costs, defer capital expenditures and implement workforce reductions.

Freeport-McMoRan                                      8

Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	122	139	262	358
Sales	117	158	226	356
Average realized price per pound	$3.19	$3.08	$3.15	$3.20

Gold (thousands of recoverable ounces)
Production	142	131	350	343
Sales	135	151	297	342
Average realized price per ounce	$1,294	$1,321	$1,299	$1,431

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments[a]	$3.86	$3.55	$3.60	$3.03
Gold and silver credits	(1.57)	(1.20)	(1.85)	(1.44)
Treatment charges	0.26	0.23	0.25	0.23
Royalty on metals	0.11	0.13	0.12	0.13
Unit net cash costs	$2.66	$2.71	$2.12	$1.95

a.
Site production and delivery and unit net cash costs exclude fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates totaling $0.48 per pound of copper for the second quarter and first six months of 2014. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

Indonesia's second-quarter 2014 sales of 117 million pounds of copper and 135 thousand ounces of gold were lower than second-quarter 2013 sales of 158 million pounds of copper and 151 thousand ounces of gold, because of lower milling rates as a result of the continued restrictions on concentrate exports from Indonesia, which resulted in the deferral of approximately 150 million pounds of copper and 240 thousand ounces of gold in second-quarter 2014 and 275 million pounds of copper and 380 thousand ounces of gold for the first six months of 2014.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Sales from Indonesia mining are expected to approximate 0.7 billion pounds of copper and 1.25 million ounces of gold for the year 2014, compared with 0.9 billion pounds of copper and 1.1 million ounces of gold for the year 2013. These estimates assume resumption of exports from PT-FI beginning in August 2014. To the extent PT-FI is unable to resume exports in August 2014, this will result in a deferral of approximately 50 million pounds of copper and 80 thousand ounces of gold per month. Upon a favorable resolution of the restrictions on exports matter, sales from Indonesia mining are expected to increase through 2016 as PT-FI gains access to higher grade ore.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes. During the second quarter and first six months of 2014, PT-FI operated at approximately half of normal rates. Indonesia's unit net cash costs (including gold and silver credits) of $2.66 per pound of copper in second-quarter 2014 were lower than unit net cash costs of $2.71 per pound in second-quarter 2013, which was impacted by a temporary production suspension. Indonesia's second-quarter 2014 unit net cash costs excluded $0.48 per pound of copper for fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates.
Unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $0.96 per pound of copper for the year 2014, based on current sales volume and cost estimates, which assumes the resumption of exports from PT-FI beginning in August 2014, and assuming an average gold price of $1,300 per ounce for the second half of 2014. Indonesia mining's projected unit net cash costs would change by approximately $0.07 per pound for each $50 per ounce change in the average price of gold for the second half of 2014. Because

Freeport-McMoRan                                      9

of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes.
Africa Mining. Through its 56 percent owned and consolidated subsidiary Tenke Fungurume Mining S.A.R.L. (TFM), FCX operates the Tenke Fungurume (Tenke) minerals district in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. TFM completed its second phase expansion project in early 2013, which included increasing mine, mill and processing capacity. The expanded mill's throughput rates averaged 15,200 metric tons per day for second-quarter 2014, compared with the project's design capacity of 14,000 metric tons of ore per day. FCX continues to engage in exploration activities and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans for potential expansions of production capacity. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	114	122	223	242
Sales	118	106	202	224
Average realized price per pound[a]	$3.08	$3.10	$3.08	$3.22

Cobalt (millions of contained pounds)
Production	7	5	14	11
Sales	7	5	15	11
Average realized price per pound	$9.58	$8.48	$9.29	$7.99

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.46	$1.47	$1.47	$1.43
Cobalt credits[c]	(0.34)	(0.30)	(0.48)	(0.26)
Royalty on metals	0.06	0.06	0.07	0.06
Unit net cash costs	$1.18	$1.23	$1.06	$1.23

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

c.	Net of cobalt downstream processing and freight costs.

TFM's copper sales of 118 million pounds in second-quarter 2014 were higher than second-quarter 2013 copper sales of 106 million pounds, primarily reflecting timing of shipments. TFM's sales are expected to approximate 440 million pounds of copper and 30 million pounds of cobalt for the year 2014, compared with 454 million pounds of copper and 25 million pounds of cobalt for the year 2013.
Africa mining's unit net cash costs (net of cobalt credits) of $1.18 per pound of copper in second-quarter 2014 were lower than unit net cash costs of $1.23 per pound of copper in second-quarter 2013, primarily reflecting higher cobalt credits. Unit net cash costs (net of cobalt credits) for Africa mining are expected to approximate $1.21 per pound of copper for the year 2014, based on current sales volume and cost estimates and assuming an average cobalt price of $13 per pound for the second half of 2014. Africa mining's projected unit net cash costs would change by approximately $0.045 per pound for each $2 per pound change in the average price of cobalt for the second half of 2014.

Freeport-McMoRan                                      10

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrates, which are typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrates produced at the Henderson and Climax mines, as well as from North and South America copper mines, are processed at FCX's conversion facility.
Operating Data. Following is summary consolidated operating data for the Molybdenum mines for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Molybdenum production (millions of recoverable pounds)[a]	14	13	27	25
Unit net cash cost per pound of molybdenum[b]	$6.47	$6.79	$6.58	$7.05

a.
Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the molybdenum mines, and from the North and South America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

Molybdenum prices have improved during the first six months of 2014, resulting from improved demand in the metallurgical sector. FCX continues to monitor market conditions and may make adjustments to its primary molybdenum production as market conditions warrant.
Average unit net cash costs for the Molybdenum mines of $6.47 per pound of molybdenum in second-quarter 2014 were lower than average unit net cash costs of $6.79 per pound in second-quarter 2013, primarily reflecting higher production volumes. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $7.00 per pound of molybdenum for the year 2014.

Mining Exploration Activities.     FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves and resources to support development of additional future production capacity in the large minerals districts where it currently operates. Exploration results indicate opportunities for significant future reserve additions in North and South America and in the Tenke minerals district. The drilling data in North America continue to indicate the potential for significantly expanded sulfide production.
Exploration spending associated with mining operations is expected to approximate $100 million for the year 2014, compared to $182 million in 2013.

OIL & GAS OPERATIONS
In second-quarter 2013, FCX acquired oil and gas operations by completing the acquisitions of Plains Exploration & Production Company (PXP) and McMoRan Exploration Co. (MMR), collectively FM O&G. FCX's oil and gas operations provide exposure to energy markets with positive fundamentals, strong margins and cash flows, and a large resource base with financially attractive exploration and development investment opportunities. The portfolio of assets includes significant oil production facilities and growth potential in the Deepwater GOM, established oil production facilities onshore and offshore California, large onshore natural gas resources in the Haynesville shale play in Louisiana, natural gas production from the Madden area in central Wyoming, and an industry-leading position in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend located in the shallow waters of the GOM and onshore in South Louisiana. More than 90 percent of FCX's oil and gas revenues are from oil and NGLs.
FM O&G follows the full cost method of accounting whereby all costs associated with oil and gas property acquisition, exploration and development activities are capitalized into cost centers on a country-by-country basis. Capitalized costs, along with estimated future costs to develop proved reserves, are amortized to expense under the unit-of-production method using estimates of proved oil and natural gas reserves. The costs of unproved oil and gas properties are excluded from amortization until the properties are evaluated, at which time the related costs are subject to amortization. Under the full cost accounting rules, a "ceiling test" is conducted each quarter to review the carrying value of the oil and gas properties for impairment.

Freeport-McMoRan                                      11

Sale and Purchase Transactions. On June 20, 2014, FM O&G completed the sale of the Eagle Ford shale assets for cash consideration of $3.1 billion, before closing adjustments from the effective date of April 1, 2014, through the closing date. Under full cost accounting rules, the proceeds from this transaction were accounted for as an adjustment to capitalized costs, with no gain or loss recognition, except for $58 million of deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford. FM O&G's Eagle Ford interests included approximately 45,500 net acres with estimated net proved reserves of 59 MMBOE and estimated net proved and probable reserves of 69 MMBOE at year-end 2013. FM O&G's second-quarter 2014 results included 4.0 MMBOE of sales volumes from the Eagle Ford field through June 19, 2014.
On June 30, 2014, FM O&G completed the acquisition of interests in the Deepwater GOM, including interests in the Lucius and Heidelberg oil production development projects and several exploration leases, for $0.9 billion. See below for further discussion of these and FM O&G's other Deepwater GOM interests.
The Deepwater GOM acquisition was funded with proceeds from the sale of the Eagle Ford shale assets. The estimated combined after-tax net proceeds from these transactions approximated $1.8 billion, before purchase price adjustments.
Financial and Operating Data. Following is summary financial and operating data for the oil and gas operations for the second quarters and first six months of 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014[a]	2013[b]	2014[a]	2013[b]
Financial Summary (in millions)
Realized revenues[c]	$1,243	$372	$2,488	$372
Less: cash production costs[c]	314	83	612	83
Cash operating margin	$929	$289	$1,876	$289
Capital expenditures	$903	$190	$1,484	$190
Sales Volumes
Oil (MMBbls)	11.7	3.4	23.5	3.4
Natural gas (Bcf)	20.3	7.7	39.8	7.7
NGLs (MMBbls)	1.0	0.3	2.1	0.3
MMBOE	16.0	5.0	32.2	5.0
Average Realizations[c]
Oil (per barrel)	$95.50	$97.42	$94.63	$97.42
Natural gas (per million British thermal units, or MMBtu)	$4.44	$3.86	$4.55	$3.86
NGLs (per barrel)	$38.79	$35.18	$42.35	$35.18
Cash Operating Margin per BOE[c]
Realized revenues	$77.53	$74.37	$77.37	$74.37
Less: cash production costs	19.57	16.58	19.03	16.58
Cash operating margin	$57.96	$57.79	$58.34	$57.79

a.	The 2014 periods include results from the Eagle Ford field through June 19, 2014.

b.	The 2013 periods include the results of FM O&G beginning June 1, 2013.

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. For reconciliations of realized revenues (including average realizations for oil, natural gas and NGLs) and cash production costs to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

FM O&G's realized revenues totaled $1.2 billion ($77.53 per BOE) and cash production costs totaled $314 million ($19.57 per BOE) in second-quarter 2014.

Freeport-McMoRan                                      12

In second-quarter 2014, FM O&G's average realized price for crude oil was $95.50 per barrel, net of $4.96 per barrel associated with payments on derivative contracts. Excluding the impact of derivative contracts, the second-quarter 2014 average realized price for crude oil was $100.46 per barrel (92 percent of the average Brent crude oil price of $109.73 per barrel).
In second-quarter 2014, FM O&G's average realized price for natural gas was $4.44 per MMBtu. Excluding the impact of derivative contracts, the average realized price for natural gas was $4.70 per MMBtu in second-quarter 2014, compared to the New York Mercantile Exchange (NYMEX) natural gas price average of $4.67 per MMBtu for the April through June 2014 contracts.
Following is a summary of average oil and gas sales volumes per day by region for the second quarters and first six months of 2014 and 2013:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Sales Volumes (MBOE per day):	2014		2013[a]	2014		2013[a]
GOM[b]	75		64	73		64
Eagle Ford	44	[c]	43	48	[c]	43
California	39		37	39		37
Haynesville/Madden/Other	18		25	18		25
Total oil and gas operations	176		169	178		169

a.	Reflects the results of FM O&G beginning June 1, 2013.

b.
Includes sales from properties on the GOM Shelf and in the Deepwater GOM. Production from the GOM Shelf totaled 12 MBOE per day in the second quarter and first six months of 2014 (15 percent of the GOM total in second-quarter 2014 and 16 percent for the first six months of 2014) and 15 MBOE per day (22 percent of the GOM total in June 2013).

c.	Includes results of the Eagle Ford field through June 19, 2014.
Daily sales volumes averaged 176 MBOE for second-quarter 2014, including 128 MBbls of crude oil, 223 MMcf of natural gas and 11 MBbls of NGLs. Oil and gas sales volumes are expected to average 142 MBOE per day for the second half of 2014, comprised of 69 percent oil, 27 percent natural gas and 4 percent NGLs. Based on current sales volume and cost estimates for the second half of 2014, cash production costs are expected to approximate $22 per BOE for the second half of 2014, which is higher than the April 2014 estimate primarily reflecting lower estimated volumes because of the sale of the Eagle Ford shale assets.

Operating, Development and Exploration Activities. FCX's oil and gas business has significant proved, probable and possible reserves and a broad range of development opportunities and high-potential exploration prospects. The business is being managed to reinvest its cash flows in projects with attractive rates of returns and risk profiles.
FM O&G has a large, strategic position in the Deepwater GOM with significant current oil production, strong cash margins and existing infrastructure and facilities with excess capacity. These assets, combined with FM O&G’s large leasehold interests in an established geologic basin, provide financially attractive investment opportunities for high-impact growth in oil production and cash margins. Following the sale of the Eagle Ford shale assets on June 20, 2014, FM O&G’s capital allocation strategy is principally focused on exploitation drilling and development opportunities that can be tied back to existing facilities in the Deepwater GOM. Additional oil and gas asset sales may be considered to provide additional funding to accelerate FM O&G’s growth plans in the Deepwater GOM.
Capital expenditures for oil and gas operations approximated $0.9 billion for second-quarter 2014 and $1.5 billion for the first six months of 2014, including $0.8 billion incurred for the Deepwater GOM and $0.3 billion for the Inboard Lower Tertiary/Cretaceous natural gas trend. Capital expenditures for oil and gas operations, which are expected to be funded by FM O&G's operating cash flows and oil and gas asset sales, are projected to approximate $3.4 billion for the year 2014, including $1.8 billion for the Deepwater GOM and $0.7 billion for the Inboard Lower Tertiary/Cretaceous natural gas trend. FM O&G future capital spending estimates may be adjusted to incorporate results from its ongoing drilling activities and follow-on development activities.

Freeport-McMoRan                                      13

Deepwater Gulf of Mexico. Multiple development and exploration opportunities have been identified in the Deepwater GOM that are expected to benefit from tie-back opportunities to available production capacity at the FM O&G operated large-scale Holstein, Marlin and Horn Mountain deepwater production platforms. Operations to pursue these opportunities have commenced and activities are expected to accelerate following the delivery of contracted drill ships over the next 12 months.
The Bureau of Ocean Energy Management (BOEM) has awarded FM O&G all 20 leases from the March 2014 Central Gulf of Mexico Lease Sale 231. The blocks, which range in water depths up to 6,000 feet and cover approximately 106,000 gross acres, are primarily focused on high-impact, drillable targets in the Mississippi Canyon, Atwater Valley and Green Canyon areas, and complement FM O&G’s existing infrastructure and production facilities, as well as add several new exploration plays.
Holstein, in which FM O&G has a 100 percent working interest, is located in Green Canyon and has production facilities capable of producing in excess of 100 MBOE per day. Drilling from the Holstein platform rig commenced in first-quarter 2014. In June 2014, the first sidetrack well commenced production at a rate of approximately 3,600 BOE per day and drilling of the second sidetrack well is under way. Over the 2014 to 2016 period, FM O&G expects to drill five additional sidetrack wells from the Holstein platform following the current sidetrack well. During this period, FM O&G also plans to drill five subsea tie-back wells from contracted drill ships to enhance production volumes from the spar. Near-term tie-back prospects in the Holstein area include Holstein Deep and Copper.
The Holstein Deep development, in which FM O&G has a 100 percent working interest, is located four miles west of the Holstein platform. FM O&G acquired the acreage associated with this development in the 2013 lease sale held by the BOEM. Two successful wells had previously been drilled in recent years and encountered approximately 500 net feet of oil pay. Delineation drilling on this prospect is expected to commence in third-quarter 2014.
The Copper exploration prospect commenced drilling in July 2014 and is currently drilling below 6,800 feet towards a proposed total depth of 14,500 feet. Copper is located southeast of the Holstein field in 4,400 feet of water and is a subsea tie-back opportunity to the Holstein facility. The prospect is a Holstein analog play with Pliocene objectives and FM O&G has a 100 percent working interest.
Development of the Lucius field in Keathley Canyon is on track with first oil production anticipated in the second half of 2014. The geologic results from the six wells drilled since 2009 confirm a significant oil resource. The sanctioned development of Lucius is a subsea development consisting of a truss spar hull located in 7,200 feet of water with a topside daily capacity of 80 MBbls of oil and 450 MMcf of gas. FM O&G has a 25.1 percent working interest in Lucius.
Development of the Heidelberg field in Green Canyon is in progress and production is expected to commence in mid-2016. Heidelberg is a large, high-quality oil development project located in 5,300 feet of water. The hull fabrication for the 80 MBbls of oil per day Lucius-look-alike facility is more than 85 percent complete and the spar is expected to be towed to the GOM later this year. Topsides fabrication is currently more than 25 percent complete. Development drilling is expected to commence in third-quarter 2014 as the first of six development wells are to be drilled through 2016. FM O&G has a 12.5 percent working interest in Heidelberg.
In second-quarter 2014, FM O&G drilled the Tara exploratory prospect, located in Keathley Canyon in 8,700 feet of water, to approximately 20,800 feet. In July 2014, the well was evaluated and determined not to contain commercial quantities of hydrocarbons.
California. FM O&G's California assets benefit from an established oil production base with a stable production profile and access to favorably priced crude markets. Development plans are principally focused on maintaining stable production levels through continued drilling in the long-established producing fields onshore in California. FM O&G’s position in California is located onshore in the San Joaquin Valley and Los Angeles Basin and offshore in the Point Arguello and Point Pedernales fields.
Haynesville. FM O&G has rights to a substantial natural gas resource, located in the Haynesville shale play in North Louisiana. Drilling activities in recent years have been reduced to maximize cash flows in a low natural gas price environment and to benefit from potentially higher future natural gas prices.

Freeport-McMoRan                                      14

Inboard Lower Tertiary/Cretaceous. FM O&G has an industry-leading position in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend, located on the Shelf of the GOM and onshore in South Louisiana.
FM O&G has a large onshore and offshore lease acreage position with high-quality prospects and the potential to develop a significant long-term, low-cost source of natural gas. Data from eight wells drilled to date indicate the presence of geologic formations that are analogous to productive formations in the Deepwater GOM and onshore in the Gulf Coast region. The near-term focus is on defining the trend onshore with plans to spud three prospects by year-end 2014. FM O&G is currently completing the Highlander and Blackbeard West No. 2 Inboard Lower Tertiary/Cretaceous exploration prospects and plans to perform production tests on these two wells in 2014.
The Highlander onshore exploratory well, in which FM O&G is the operator and has a 72 percent working interest, located in St. Martin Parish, Louisiana, encountered gas pay in several Wilcox and Cretaceous/Tuscaloosa sands between 24,000 feet and 29,000 feet. As previously reported, the wireline log and core data obtained from the Wilcox and Cretaceous sand packages indicated favorable reservoir characteristics with approximately 150 feet of net pay. The Highlander discovery well is currently in completion operations to test Cretaceous/Tuscaloosa objectives found below the salt weld. Flow testing is anticipated in the second half of 2014. FM O&G has identified multiple exploratory prospects in the Highlander area where it controls rights to approximately 57,000 gross acres.
Completion operations at the Blackbeard West No. 2 well, in which FM O&G has a 69.4 percent working interest, located on Ship Shoal Block 188 are in progress. Other near-term drilling includes the Farthest Gate West exploratory prospect located onshore in Cameron Parish, Louisiana. Farthest Gate West is a Lineham Creek analog prospect with Paleogene objectives and has a proposed total depth of 25,000 feet.
During second-quarter 2014, a flow test was performed on the deepest sand section (Cretaceous/Tuscaloosa) in Davy Jones No. 2, in which FM O&G has a 75 percent working interest. The test of this section, one of two potentially productive intervals in the well, did not result in hydrocarbon production in commercial quantities, and the well was temporarily abandoned. Testing of the remaining sand sections (Wilcox) was deferred until later in 2014 in order to use the completion equipment to accelerate the completion and testing of the Highlander well. The Davy Jones No. 2 flow test provided valuable data, including confirmation of permeability of the sands, which is encouraging in relation to the Tuscaloosa discovery at Highlander and other Inboard Lower Tertiary/Cretaceous prospects.

CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.4 billion (net of $364 million in working capital uses and changes in other tax payments) for second-quarter 2014 and $2.6 billion (net of $777 million in working capital uses and changes in other tax payments) for the first six months of 2014.
Based on current sales volume and cost estimates and assuming average prices of $3.25 per pound of copper, $1,300 per ounce of gold, $12 per pound of molybdenum and $110 per barrel of Brent crude oil for the second half of 2014, FCX's consolidated operating cash flows are estimated to approximate $6.8 billion (net of $0.6 billion of working capital uses and changes in other tax payments) for the year 2014. The impact of price changes for the second half of 2014 on operating cash flows would approximate $200 million for each $0.10 per pound change in the average price of copper, $40 million for each $50 per ounce change in the average price of gold, $55 million for each $2 per pound change in the average price of molybdenum and $60 million for each $5 per barrel change in the average price of Brent crude oil above $100 per barrel.
Capital Expenditures. Capital expenditures totaled $2.0 billion for second-quarter 2014, including $0.7 billion for major projects at mining operations and $0.9 billion for oil and gas operations, and $3.6 billion for the first six months of 2014, including $1.4 billion for major projects at mining operations and $1.5 billion for oil and gas operations. Capital expenditures are currently expected to approximate $7.6 billion for the year 2014, including $3.2 billion for major projects at mining operations and $3.4 billion for oil and gas operations. Major projects at mining operations for the year 2014 primarily include the expansions at Cerro Verde and Morenci, and underground development activities at Grasberg.

Freeport-McMoRan                                      15

Cash. Following is a summary of cash available to the parent company, net of noncontrolling interests' share, taxes and other costs at June 30, 2014 (in millions):

Cash at domestic companies	$700
Cash at international operations	758
Total consolidated cash and cash equivalents	1,458
Less: noncontrolling interests' share	(333)
Cash, net of noncontrolling interests' share	1,125
Less: withholding taxes and other	(42)
Net cash available	$1,083

Debt. FCX continues to target significant reductions in debt by the end of 2016 using cash flows generated above capital expenditures and other cash requirements. FCX has taken steps to accelerate its deleveraging plans through asset sales and will continue to evaluate its portfolio for potential future monetizations. FCX may also take additional steps to reduce or defer capital spending and other costs in response to market conditions. Following is a summary of total debt and related weighted-average interest rates at June 30, 2014 (in billions, except percentages):

			Weighted-
			Average
			Interest Rate
Acquisition-related debt	$10.4		3.1%
Assumed debt of PXP	6.4	[a]	6.8%	[a]
Other FCX debt	3.5		3.4%
	$20.3		4.2%

a. On July 23, 2014, FCX redeemed $1.8 billion of senior notes with a weighted-average interest rate of 6.6 percent under the equity clawback provisions of the instruments. Holders received the principal amount together with the redemption premium and accrued and unpaid interest to the redemption date. FCX expects to record a pre-tax gain in third-quarter 2014 on early extinguishment of debt of $58 million associated with these redemptions.
On May 30, 2014, FCX amended its revolving credit facility, extending the maturity date by one year, to May 31, 2019, and increased the aggregate principal amount available from $3.0 billion to $4.0 billion. At June 30, 2014, FCX had no borrowings outstanding and $46 million of letters of credit issued under its revolving credit facility.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX paid common stock dividends of $653 million in the first six months of 2014.
FCX's current annual dividend rate for its common stock is $1.25 per share. On June 25, 2014, FCX's Board of Directors (the Board) declared a regular quarterly dividend of $0.3125 per share, which will be paid on August 1, 2014. The declaration of dividends is at the discretion of the Board and will depend upon FCX's financial results, cash requirements, future prospects and other factors deemed relevant by the Board.
FCX intends to continue to maintain a strong financial position, with a focus on reducing debt while continuing to invest in attractive growth projects and providing cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

Freeport-McMoRan                                      16

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2014 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "www.fcx.com." A replay of the webcast will be available through Friday, August 22, 2014.
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FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant oil and natural gas assets in North America, including reserves in the Deepwater GOM, onshore and offshore California and in the Haynesville shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, cash production costs per BOE, operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold, molybdenum, cobalt, crude oil and natural gas price changes, the impact of derivative positions, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, debt reduction and share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, oil and gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, the outcome of ongoing discussions with the Indonesian government regarding PT-FI's Contract of Work and the impact of the January 2014 regulations on PT-FI's exports and export duties, the potential effects of violence in Indonesia, the resolution of administrative disputes in the DRC, labor relations, currency translation risks, weather- and climate-related risks, environmental risks, litigation results and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum, oil and gas realized revenues, cash production costs and cash operating margin, which are not recognized under generally accepted accounting principles in the U.S. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "www.fcx.com."

Freeport-McMoRan                                      17

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA

	Three Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2014	2013	2014	2013
(FCX's net interest in %)
North America
Morenci (85%)[a]	153	136	164	147
Bagdad (100%)	59	52	64	54
Safford (100%)	34	42	38	43
Sierrita (100%)	51	39	54	42
Miami (100%)	15	14	16	15
Chino (100%)	57	40	60	44
Tyrone (100%)	24	24	25	25
Other (100%)	2	2	2	2
Total North America	395	349	423	372

South America
Cerro Verde (53.56%)	125	136	138	139
El Abra (51%)	93	84	92	93
Candelaria (80%)	69	67	67	72
Ojos del Salado (80%)	13	12	13	11
Total South America	300	299	310	315

Indonesia
Grasberg (90.64%)[b]	122	139	117	158

Africa
Tenke Fungurume (56%)	114	122	118	106

Consolidated	931	909	968	951
Less noncontrolling interests	182	187	188	188
Net	749	722	780	763

Consolidated sales from mines			968	951
Purchased copper			34	54
Total copper sales, including purchases			1,002	1,005

Average realized price per pound			$3.16	$3.17

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3	1	4	1
South America (80%)	21	19	20	21
Indonesia (90.64%)[b]	142	131	135	151
Consolidated	166	151	159	173
Less noncontrolling interests	17	16	16	18
Net	149	135	143	155

Average realized price per ounce			$1,296	$1,322

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	8	8	N/A	N/A
Climax (100%)	6	5	N/A	N/A
North America copper mines (100%)[a]	9	9	N/A	N/A
Cerro Verde (53.56%)	2	2	N/A	N/A
Consolidated	25	24	25	23
Less noncontrolling interests	1	1	1	1
Net	24	23	24	22

Average realized price per pound			$13.43	$12.35

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	7	5	7	5
Less noncontrolling interests	3	2	3	2
Net	4	3	4	3

Average realized price per pound			$9.58	$8.48

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

I

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Six Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2014	2013	2014	2013
(FCX's net interest in %)
North America
Morenci (85%)[a]	301	274	308	288
Bagdad (100%)	117	101	120	105
Safford (100%)	71	73	74	80
Sierrita (100%)	101	83	100	85
Miami (100%)	29	28	31	29
Chino (100%)	110	83	109	87
Tyrone (100%)	47	47	48	48
Other (100%)	4	3	4	3
Total North America	780	692	794	725

South America
Cerro Verde (53.56%)	260	258	261	258
El Abra (51%)	185	174	182	172
Candelaria (80%)	143	140	148	146
Ojos del Salado (80%)	26	25	26	24
Total South America	614	597	617	600

Indonesia
Grasberg (90.64%)[b]	262	358	226	356

Africa
Tenke Fungurume (56%)	223	242	202	224

Consolidated	1,879	1,889	1,839	1,905
Less noncontrolling interests	368	378	355	370
Net	1,511	1,511	1,484	1,535

Consolidated sales from mines			1,839	1,905
Purchased copper			66	103
Total copper sales, including purchases			1,905	2,008

Average realized price per pound			$3.17	$3.29

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	5	3	6	3
South America (80%)	42	40	43	42
Indonesia (90.64%)[b]	350	343	297	342
Consolidated	397	386	346	387
Less noncontrolling interests	41	40	36	40
Net	356	346	310	347

Average realized price per ounce			$1,299	$1,434

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	16	15	N/A	N/A
Climax (100%)	11	10	N/A	N/A
North America copper mines (100%)[a]	17	17	N/A	N/A
Cerro Verde (53.56%)	5	4	N/A	N/A
Consolidated	49	46	52	48
Less noncontrolling interests	3	2	3	2
Net	46	44	49	46

Average realized price per pound			$12.27	$12.56

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	14	11	15	11
Less noncontrolling interests	6	5	7	5
Net	8	6	8	6

Average realized price per pound			$9.29	$7.99

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

II

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	1,044,500	1,053,000	1,014,000	1,026,700
Average copper ore grade (percent)	0.25	0.22	0.25	0.22
Copper production (millions of recoverable pounds)	234	226	463	435

Mill Operations
Ore milled (metric tons per day)	260,100	240,900	257,700	245,700
Average ore grades (percent):
Copper	0.44	0.38	0.43	0.39
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	82.8	82.4	84.4	83.4
Production (millions of recoverable pounds):
Copper	188	148	370	306
Molybdenum	9	9	17	17

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	281,700	279,100	284,200	271,000
Average copper ore grade (percent)	0.52	0.50	0.51	0.50
Copper production (millions of recoverable pounds)	125	110	248	219

Mill Operations
Ore milled (metric tons per day)	182,200	194,600	185,500	191,600
Average ore grades:
Copper (percent)	0.56	0.56	0.58	0.57
Gold (grams per metric ton)	0.11	0.09	0.11	0.10
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	88.7	89.8	89.4	90.3
Production (recoverable):
Copper (millions of pounds)	175	189	366	378
Gold (thousands of ounces)	21	19	42	40
Molybdenum (millions of pounds)	2	2	5	4

100% Indonesia Mining
Ore milled (metric tons per day)[a]
Grasberg open pit	50,700	81,800	58,200	109,500
DOZ underground mine	50,500	31,100	50,400	44,900
Big Gossan underground mine	1,700	1,400	1,800	2,200
Total	102,900	114,300	110,400	156,600
Average ore grades:
Copper (percent)	0.73	0.73	0.72	0.69
Gold (grams per metric ton)	0.65	0.53	0.72	0.53
Recovery rates (percent):
Copper	89.0	89.0	88.7	88.7
Gold	76.3	75.4	78.1	73.1
Production (recoverable):
Copper (millions of pounds)	125	139	269	358
Gold (thousands of ounces)	142	131	351	343

100% Africa Mining
Ore milled (metric tons per day)	15,200	15,000	14,800	14,800
Average ore grades (percent):
Copper	4.08	4.59	4.07	4.52
Cobalt	0.34	0.31	0.33	0.32
Copper recovery rate (percent)	92.7	89.9	93.7	91.7
Production (millions of pounds):
Copper (recoverable)	114	122	223	242
Cobalt (contained)	7	5	14	11

100% Molybdenum Mines
Ore milled (metric tons per day)	44,800	39,000	42,200	37,400
Average molybdenum ore grade (percent)	0.18	0.19	0.18	0.19
Molybdenum production (millions of recoverable pounds)	14	13	27	25
a. Amounts represent the approximate average daily throughput processed at PT-FI's mill facilities from each producing mine.

III

FREEPORT-McMoRan INC.
SELECTED OIL AND GAS OPERATING DATA

	Three Months Ended June 30,
	Sales Volumes				Sales per Day
	2014[a]		2013[b]		2014[a]		2013[b]
GULF OF MEXICO (GOM)[c]
Oil (thousand barrels or MBbls)	5,262		1,377		58		46
Natural gas (million cubic feet or MMcf)	6,669		2,406		73		86
Natural gas liquids (NGLs, in MBbls)	489		127		5		4
Thousand barrels of oil equivalents (MBOE)	6,862		1,905		75		64
Average realized price per BOE[d]	$87.49		$78.07
Cash production costs per BOE[d]	$14.80		$14.07
Capital expenditures (in millions)	$728	[e]	$94	[e]

EAGLE FORD
Oil (MBbls)	2,950		927		33		31
Natural gas (MMcf)	3,452		1,114		38		37
NGLs (MBbls)	433		169		5		6
MBOE	3,959		1,282		44		43
Average realized price per BOE[d]	$81.52		$76.94
Cash production costs per BOE[d]	$13.23		$12.79
Capital expenditures (in millions)	$105		$78

CALIFORNIA
Oil (MBbls)	3,436		1,085		37		36
Natural gas (MMcf)	597		191		7		6
NGLs (MBbls)	42		14		1		—	[f]
MBOE	3,578		1,131		39		37
Average realized price per BOE[d]	$94.37		$94.48
Cash production costs per BOE[d]	$37.70		$30.98
Capital expenditures (in millions)	$68		$29

HAYNESVILLE/MADDEN/OTHER
Oil (MBbls)	26		11		—	[f]	1
Natural gas (MMcf)	9,585		4,026		105		134
NGLs (MBbls)	5		5		—	[f]	1
MBOE	1,629		687		18		25
Average realized price per BOE[d]	$27.59		$23.77
Cash production costs per BOE[d]	$15.35		$6.91
Capital expenditures (in millions)	$40		$7

TOTAL OIL AND GAS OPERATIONS
Oil (MBbls)	11,674		3,400		128		114
Natural gas (MMcf)	20,303		7,737		223		263
NGLs (MBbls)	969		315		11		11
MBOE	16,028		5,005		176		169
Cash operating margin per BOE:[d]
Realized revenue	$77.53		$74.37
Cash production costs	19.57		16.58
Cash operating margin	$57.96		$57.79
Depreciation, depletion and amortization per BOE	$38.39		$33.82
Capital expenditures (in millions)	$903	[g]	$190	[g]

a.	Includes the results of the Eagle Ford field through June 19, 2014.

b.	Includes the results of FM O&G beginning June 1, 2013.

c.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

d.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. In addition, the derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

e.	Includes $174 million in second-quarter 2014 and $18 million in June 2013 for the Inboard Lower Tertiary/Cretaceous natural gas trend.

f.	Rounds to less than 1 MBbl per day.

g.
Consolidated capital expenditures for oil and gas operations reflect total spending, which is net of accrual and other adjustments totaling $(38) million for second-quarter 2014 and $(18) million for second-quarter 2013 that are not specifically allocated to the regions.

IV

FREEPORT-McMoRan INC.
SELECTED OIL AND GAS OPERATING DATA (continued)

	Six Months Ended June 30,
	Sales Volumes				Sales per Day
	2014[a]		2013[b]		2014[a]		2013[b]
GOM[c]
Oil (MBbls)	10,063		1,377		56		46
Natural gas (MMcf)	12,576		2,406		70		86
NGLs (MBbls)	1,004		127		6		4
MBOE	13,163		1,905		73		64
Average realized price per BOE[d]	$87.42		$78.07
Cash production costs per BOE[d]	$14.62		$14.07
Capital expenditures (in millions)	$1,131	[e]	$94	[e]

EAGLE FORD
Oil (MBbls)	6,481		927		36		31
Natural gas (MMcf)	7,410		1,114		41		37
NGLs (MBbls)	978		169		5		6
MBOE	8,694		1,282		48		43
Average realized price per BOE[d]	$81.66		$76.94
Cash production costs per BOE[d]	$12.97		$12.79
Capital expenditures (in millions)	$232		$78

CALIFORNIA
Oil (MBbls)	6,855		1,085		38		36
Natural gas (MMcf)	1,145		191		6		6
NGLs (MBbls)	83		14		—	[f]	—	[f]
MBOE	7,129		1,131		39		37
Average realized price per BOE[d]	$93.07		$94.48
Cash production costs per BOE[d]	$37.12		$30.98
Capital expenditures (in millions)	$121		$29

HAYNESVILLE/MADDEN/OTHER
Oil (MBbls)	54		11		—	[f]	1
Natural gas (MMcf)	18,651		4,026		103		134
NGLs (MBbls)	11		5		—	[f]	1
MBOE	3,174		687		18		25
Average realized price per BOE[d]	$28.93		$23.77
Cash production costs per BOE[d]	$13.40		$6.91
Capital expenditures (in millions)	$67		$7

TOTAL OIL AND GAS OPERATIONS
Oil (MBbls)	23,453		3,400		130		114
Natural gas (MMcf)	39,782		7,737		220		263
NGLs (MBbls)	2,076		315		11		11
MBOE	32,160		5,005		178		169
Cash operating margin per BOE:[d]
Realized revenue	$77.37		$74.37
Cash production costs	19.03		16.58
Cash operating margin	$58.34		$57.79
Depreciation, depletion and amortization per BOE	$38.30		$33.82
Capital expenditures (in millions)	$1,484	[g]	$190	[g]

a.	Includes the results of the Eagle Ford field through June 19, 2014.

b.	Includes the results of FM O&G beginning June 1, 2013.

c.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

d.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. In addition, the derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

e.	Includes $300 million for the first six months of 2014 and $18 million in June 2013 for the Inboard Lower Tertiary/Cretaceous natural gas trend.

f.	Rounds to less than 1 MBbl per day.

g.
Consolidated capital expenditures for oil and gas operations reflect total spending, which is net of accrual and other adjustments totaling $(67) million for the first six months of 2014 and $(18) million for the first six months of 2013 that are not specifically allocated to the regions.

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013[a]		2014		2013[a]
	(In Millions, Except Per Share Amounts)
Revenues	$5,522	[b,c]	$4,288	[b,c]	$10,507	b.c	$8,871	[b,c]
Cost of sales:
Production and delivery	3,082	[d]	2,853		5,819	[d]	5,572
Depreciation, depletion and amortization	1,013		530		1,979		859
Total cost of sales	4,095		3,383		7,798		6,431
Selling, general and administrative expenses	164		186	[e]	299		299	[e]
Mining exploration and research expenses	34		64		64		116
Environmental obligations and shutdown costs	76	[f]	16	[f]	82	[f]	31	[f]
Total costs and expenses	4,369		3,649		8,243		6,877
Operating income	1,153		639		2,264		1,994
Interest expense, net	(164)	[g]	(132)	[g]	(325)	[g]	(189)	[g]
Net gain (loss) on early extinguishment of debt	5		—		5		(45)
Gain on investment in McMoRan Exploration Co. (MMR)	—		128		—		128
Other (expense) income, net	(8)		13		25		10
Income before income taxes and equity in affiliated
companies' net earnings	986		648		1,969		1,898
Provision for income taxes	(328)	[h]	(40)	[h]	(685)	[h]	(468)	[h]
Equity in affiliated companies' net earnings	2		2		2		4
Net income	660		610		1,286		1,434
Net income attributable to noncontrolling interests	(168)		(125)		(274)		(301)
Preferred dividends attributable to redeemable noncontrolling interest	(10)		(3)		(20)		(3)
Net income attributable to FCX common stock	$482	[i]	$482	[i]	$992	[i]	$1,130	[i]

Net income per share attributable to FCX common stock:
Basic	$0.46		$0.49		$0.95		$1.17
Diluted	$0.46		$0.49		$0.95		$1.17

Weighted-average common shares outstanding:
Basic	1,039		980		1,039		965
Diluted	1,045		984		1,045		968

Dividends declared per share of common stock	$0.3125		$1.3125		$0.625		$1.625

a.	The 2013 periods reflect the results of FM O&G beginning June 1, 2013.

b.
Includes favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $35 million ($16 million to net income attributable to common stock) for second-quarter 2014, $(117) million ($(55) million to net income attributable to common stock) for second-quarter 2013, $(118) million ($(65) million to net income attributable to common stock) for the first six months of 2014 and $(26) million ($(12) million to net income attributable to common stock) for the first six months of 2013.

c.
Includes net noncash mark-to-market (losses) gains associated with crude oil and natural gas derivative contracts totaling $(7) million ($(4) million to net income attributable to common stock) for second-quarter 2014, $8 million ($5 million to net income attributable to common stock) for the first six months of 2014, and $(36) million ($(23) million to net income attributable to common stock) for June 2013.

d.
Includes fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT Freeport Indonesia's (PT-FI) operating rates totaling $56 million ($30 million to net income attributable to common stock) for second-quarter 2014 and $109 million ($58 million to net income attributable to common stock) for the first six months of 2014.

e.
Includes charges of $61 million ($46 million to net income attributable to common stock) for second-quarter 2013 and $75 million ($57 million to net income attributable to common stock) for the first six months of 2013 for transaction and related costs principally associated with FCX's second-quarter 2013 oil and gas acquisitions.

f.
Includes net charges for adjustments to environmental obligations and related litigation reserves of $69 million ($68 million to net income attributable to common stock) for the second quarter and first six months of 2014, $3 million ($2 million to net income attributable to common stock) for second-quarter 2013 and $7 million ($7 million to net income attributable to common stock) for the first six months of 2013.

g.
Consolidated interest expense, excluding capitalized interest, totaled $225 million in second-quarter 2014, $167 million in second-quarter 2013, $449 million for the first six months of 2014 and $242 million for the first six months of 2013.

h.
The 2014 periods include a charge of $58 million related to deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford. The 2013 periods included a gain of $183 million associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

i.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to net income attributable to common stock of $41 million in second-quarter 2014, $2 million in second-quarter 2013, $56 million for the first six months of 2014, and $27 million for the first six months of 2013.

VI

FREEPORT-McMoRan INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,		December 31,
	2014		2013
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,458		$1,985
Trade accounts receivable	1,838		1,728
Other accounts receivables	920		834
Inventories:
Mill and leach stockpiles	1,880		1,705
Materials and supplies, net	1,825		1,730
Product	1,665		1,583
Other current assets	668		407
Total current assets	10,254		9,972
Property, plant, equipment and mining development costs, net	25,407		24,042
Oil and gas properties - full cost method
Subject to amortization, less accumulated amortization	11,057		12,472
Not subject to amortization	10,769		10,887
Long-term mill and leach stockpiles	2,518		2,386
Goodwill	1,717		1,916
Other assets	2,287		1,798
Total assets	$64,009		$63,473

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,950		$3,708
Current portion of debt	2,784	[a]	312
Dividends payable	334		333
Current portion of environmental and asset retirement obligations	250		236
Accrued income taxes	240		184
Total current liabilities	7,558		4,773
Long-term debt, less current portion	17,512		20,394
Deferred income taxes	7,451		7,410
Environmental and asset retirement obligations, less current portion	3,294		3,259
Other liabilities	1,782		1,690
Total liabilities	37,597		37,526

Redeemable noncontrolling interest	745		716

Equity:
FCX stockholders' equity:
Common stock	117		117
Capital in excess of par value	22,221		22,161
Retained earnings	3,081		2,742
Accumulated other comprehensive loss	(401)		(405)
Common stock held in treasury	(3,686)		(3,681)
Total FCX stockholders' equity	21,332		20,934
Noncontrolling interests	4,335		4,297
Total equity	25,667		25,231
Total liabilities and equity	$64,009		$63,473

a. Includes $1.8 billion of senior notes redeemed on July 23, 2014.

VII

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2014	2013
	(In Millions)
Cash flow from operating activities:
Net income	$1,286	$1,434
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,979	859
Net losses on crude oil and natural gas derivative contracts	120	35
Stock-based compensation	69	65
Pension plan contributions	(28)	(42)
Net charges for environmental and asset retirement obligations, including accretion	97	73
Payments for environmental and asset retirement obligations	(96)	(91)
Net (gain) loss on early extinguishment of debt	(5)	45
Gain on investment in MMR	—	(128)
Deferred income taxes	37	43
Increase in long-term mill and leach stockpiles	(131)	(236)
Other, net	36	3
(Increases) decreases in working capital and changes in other tax payments, excluding amounts from acquisitions:
Accounts receivable	(243)	350
Inventories	(230)	(160)
Other current assets	35	58
Accounts payable and accrued liabilities	(186)	(371)
Accrued income taxes and other tax payments	(153)	(72)
Net cash provided by operating activities	2,587	1,865

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(627)	(543)
South America	(839)	(470)
Indonesia	(479)	(511)
Africa	(60)	(103)
Molybdenum mines	(33)	(82)
U.S. oil and gas operations	(1,484)	(190)
Other	(40)	(79)
Acquisition of Deepwater Gulf of Mexico interests	(925)	—
Acquisition of Plains Exploration & Production Company, net of cash acquired	—	(3,465)
Acquisition of MMR, net of cash acquired	—	(1,628)
Acquisition of cobalt chemical business, net of cash acquired	—	(321)
Net proceeds from sale of Eagle Ford shale assets	3,009	—
Other, net	(363)	(264)
Net cash used in investing activities	(1,841)	(7,656)

Cash flow from financing activities:
Proceeds from debt	1,248	11,021
Repayments of debt	(1,611)	(4,541)
Redemption of MMR preferred stock	—	(202)
Cash dividends and distributions paid:
Common stock	(653)	(595)
Noncontrolling interests	(250)	(90)
Contribution from noncontrolling interests	24	—
Debt financing costs	(34)	(111)
Stock-based awards net proceeds (payments) and excess tax benefit	3	(102)
Net cash (used in) provided by financing activities	(1,273)	5,380

Net decrease in cash and cash equivalents	(527)	(411)
Cash and cash equivalents at beginning of year	1,985	3,705
Cash and cash equivalents at end of period	$1,458	$3,294

VIII

FREEPORT-McMoRan INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the second quarters and first six months of of 2014 and 2013 (in millions, except percentages):

	Three Months Ended June 30,
	2014					2013
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$463	33%		$(155)	[b]	$253	35%	$(89)
South America	403	35%		(140)		341	37%	(127)
Indonesia	(83)	40%		33		(66)	6%	4	[c]
Africa	107	31%		(33)		67	33%	(22)
Eliminations and other	96	N/A		(26)		53	N/A	(8)
Annualized rate adjustment[d]	—	N/A		(7)		—	N/A	19
	986	33%		(328)		648	34%	(223)
Adjustments	—	N/A		—		—	N/A	183	[e]
Consolidated FCX	$986	33%		$(328)		$648	6%	$(40)

	Six Months Ended June 30,
	2014					2013
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$936	31%		$(291)	[b]	$578	28%	$(160)
South America	747	36%		(267)		784	35%	(278)
Indonesia	(39)	38%		15		213	54%	(116)	[c]
Africa	187	30%		(57)		210	31%	(66)
Eliminations and other	138	N/A		(37)		113	N/A	(18)
Annualized rate adjustment[d]	—	N/A		(48)		—	N/A	(13)
	1,969	35%		(685)		1,898	34%	(651)
Adjustments	—	N/A		—		—	N/A	183	[e]
Consolidated FCX	$1,969	35%	[f]	$(685)		$1,898	25%	$(468)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net earnings.

b.	Includes a $58 million charge for deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford.

c.	Includes an $18 million charge to reflect increases in tax reserves related to prior periods.

d.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

e.	Reflects net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances resulting from the oil and gas acquisitions.

f.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $3.25 per pound for copper, $1,300 per ounce for gold, $12 per pound for molybdenum and $110 per barrel of Brent crude oil for the second half of 2014, FCX estimates its consolidated effective tax rate will approximate 34 percent for the year 2014. In January 2014, the Indonesian government published regulations regarding exports of minerals, including copper concentrates. FCX is working with the Indonesian government to reach a resolution that would enable PT Freeport Indonesia (PT-FI) to resume exports of concentrates. A reduction in income from PT-FI relative to FCX’s consolidated income for the remainder of 2014 would generate a lower consolidated effective tax rate for the year.

IX

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
Provisional Pricing. During the first six months of 2014, 41 percent of FCX's mined copper was sold in concentrate, 32 percent as cathode and 27 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $3.08 per pound during second-quarter 2014, compared to FCX's average realized price of $3.16 per pound. Following is a summary of the favorable (unfavorable) impacts of net adjustments to prior periods' provisionally priced copper sales for the second quarters and first six months of 2014 and 2013 (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$35	$(117)	$(118)	$(26)
Net income attributable to common stock	$16	$(55)	$(65)	$(12)
Net income per share of common stock	$0.01	$(0.06)	$(0.06)	$(0.01)
At June 30, 2014, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 329 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.18 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2014, provisional price recorded would have an approximate $11 million impact on 2014 net income attributable to common stock. The LME spot copper price closed at $3.20 per pound on July 22, 2014.

Oil and Gas. In connection with the acquisition of Plains Exploration & Production Company (PXP), FCX has derivative contracts for 2014 and 2015 that consist of crude oil options and natural gas swaps. These crude oil and natural gas derivative contracts are not designated as hedging instruments; accordingly, they are recorded at fair value with the mark-to-market gains and losses recorded in revenues each period. Realized cash (losses) gains on crude oil and natural gas derivative contracts totaled $(63) million for second-quarter 2014, $(128) million for the first six months of 2014 and $1 million for June 2013. Additionally, following is a summary of net noncash mark-to-market (losses) gains on crude oil and natural gas derivative contracts for the second quarter and first six months of 2014 and for June 2013 (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013[a]	2014	2013[a]
Revenues	$(7)	$(36)	$8	$(36)
Net income attributable to common stock	$(4)	$(23)	$5	$(23)
Net income per share attributable to common stock	$—	$(0.02)	$—	$(0.02)

a.	Reflects the results of FM O&G beginning June 1, 2013.
At June 30, 2014, the fair value of the crude oil and natural gas derivative contracts totaled a $24 million asset; offsetting the fair value is $329 million in deferred premiums and interest to be settled in future periods.
Following presents the estimated (increase) decrease in the net liability on FCX's balance sheet of a 10 percent change in Brent crude oil and New York Mercantile Exchange (NYMEX) forward natural gas prices on the fair values of outstanding crude oil and natural gas derivative contracts, compared with forward prices used to determine the fair values at June 30, 2014 (in millions):

	10% Increase	10% Decrease
Crude oil puts	$(21)	$69
Natural gas swaps	(7)	7
	$(28)	$76

X

FREEPORT-McMoRan INC.
DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of Indonesia mining's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to net income attributable to common stock totaling $41 million in second-quarter 2014, $2 million in second-quarter 2013, $56 million for the first six months of 2014, and $27 million for the first six months of 2013. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $36 million at June 30, 2014. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.
BUSINESS SEGMENTS

FCX has organized its operations into six primary divisions – North America copper mines, South America mining, Indonesia mining, Africa mining, Molybdenum mines and U.S. oil & gas operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis for its mining operations. Therefore, FCX concluded that its operating segments include individual mines or operations relative to its mining operations. For oil and gas operations, FCX determines its operating segments on a country-by-country basis. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following tables.

Intersegment Sales. Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro	Candel-	Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde	aria	Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Three Months Ended June 30, 2014
Revenues:
Unaffiliated customers	$52	$55	$107	$421	$213	$311	$945	$523	[a]	$386	$—	$1,234	$623	$468	[b]	$4,286	$1,236	[c]	$—		$5,522
Intersegment	474	888	1,362	23	62	1	86	—		32	170	8	6	(1,664)		—	—		—		—
Production and delivery	312	558	870	195	164	171	530	511		198	81	1,233	618	(1,287)		2,754	329		(1)		3,082
Depreciation, depletion and amortization	43	85	128	43	16	36	95	54		63	24	3	10	17		394	616		3		1,013
Selling, general and administrative expenses	1	—	1	1	1	—	2	25		3	—	—	5	6		42	59		63		164
Mining exploration and research expenses	—	2	2	—	—	—	—	—		—	—	—	—	32		34	—		—		34
Environmental obligations and shutdown costs	—	—	—	—	—	—	—	—		—	—	—	—	76		76	—		—		76
Operating income (loss)	170	298	468	205	94	105	404	(67)		154	65	6	(4)	(40)		986	232		(65)		1,153

Interest expense, net	—	1	1	—	—	—	—	—		—	—	—	3	18		22	74		68		164
Provision (benefit) for income taxes	—	—	—	73	32	35	140	(33)		33	—	—	—	—		140	—		188		328
Total assets at June 30, 2014	3,675	5,822	9,497	6,901	1,520	2,271	10,692	7,972		4,952	2,095	299	882	1,127		37,516	25,293		1,200		64,009
Capital expenditures	289	35	324	391	12	13	416	243		29	14	1	5	17		1,049	903		(2)		1,950

Three Months Ended June 30, 2013
Revenues:
Unaffiliated customers	$38	$76	$114	$311	$138	$315	$764	$471	[a]	$355	$—	$1,265	$583	$399	[b]	$3,951	$336	[c]	$1		$4,288
Intersegment	444	751	1,195	86	101	—	187	120		10	144	7	4	(1,667)		—	—		—		—
Production and delivery	301	552	853	189	174	153	516	563		185	78	1,262	575	(1,273)		2,759	89		5		2,853
Depreciation, depletion and amortization	37	71	108	37	16	33	86	58		57	21	2	12	14		358	169		3		530
Selling, general and administrative expenses	1	1	2	2	—	—	2	27		3	—	—	4	9		47	14		125		186
Mining exploration and research expenses	—	1	1	—	—	—	—	—		—	—	—	—	60		61	—		3		64
Environmental obligations and shutdown costs	—	(2)	(2)	—	—	—	—	—		—	—	—	—	18		16	—		—		16
Operating income (loss)	143	204	347	169	49	129	347	(57)		120	45	8	(4)	(96)		710	64		(135)		639

Interest expense, net	2	1	3	2	—	—	2	10		2	—	—	4	20		41	26		65		132
Provision (benefit) for income taxes	—	—	—	59	20	48	127	(4)		22	—	—	—	—		145	—		(105)	[d]	40
Total assets at June 30, 2013	2,730	5,768	8,498	6,089	1,623	2,487	10,199	7,095		4,887	2,061	287	934	1,100		35,061	26,587		1,509		63,157
Capital expenditures	204	82	286	208	28	8	244	320		46	42	1	11	23		973	190		10		1,173
a. Includes PT-FI's sales to PT Smelting totaling $540 million in second-quarter 2014 and $291 million in second-quarter 2013.
b. Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.
c. Includes net mark-to-market losses associated with crude oil and natural gas derivative contracts totaling $70 million in second-quarter 2014 and $35 million for the period from June 1, 2013, to June 30, 2013. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page X.
d. Includes $183 million of net benefits resulting from oil and gas acquisitions.

XII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro	Candel-	Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde	aria	Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Six Months Ended June 30, 2014
Revenues:
Unaffiliated customers	$75	$116	$191	$701	$341	$605	$1,647	$985	[a]	$692	$—	$2,380	$1,211	$904	[b]	$8,010	$2,497	[c]	$—		$10,507
Intersegment	918	1,646	2,564	87	190	5	282	8		53	296	16	11	(3,230)		—	—		—		—
Production and delivery	595	1,061	1,656	360	314	332	1,006	894		350	157	2,381	1,206	(2,470)		5,180	640		(1)		5,819
Depreciation, depletion and amortization	77	158	235	79	35	68	182	102		114	46	5	20	36		740	1,232		7		1,979
Selling, general and administrative expenses	1	1	2	2	1	1	4	46		6	—	—	9	13		80	116		103		299
Mining exploration and research expenses	—	4	4	—	—	—	—	—		—	—	—	—	60		64	—		—		64
Environmental obligations and shutdown costs	—	—	—	—	—	—	—	—		—	—	—	—	82		82	—		—		82
Operating income (loss)	320	538	858	347	181	209	737	(49)		275	93	10	(13)	(47)		1,864	509		(109)		2,264

Interest expense, net	1	1	2	—	—	—	—	—		—	—	—	7	36		45	150		130		325
Provision (benefit) for income taxes	—	—	—	130	68	69	267	(15)		57	—	—	—	—		309	—		376		685
Capital expenditures	533	94	627	791	22	26	839	479		60	33	2	6	27		2,073	1,484		5		3,562

Six Months Ended June 30, 2013
Revenues:
Unaffiliated customers	$118	$121	$239	$601	$391	$622	$1,614	$1,335	[a]	$793	$—	$2,595	$1,216	$740	[b]	$8,532	$336	[c]	$3		$8,871
Intersegment	880	1,575	2,455	195	156	—	351	187		10	287	14	10	(3,314)		—	—		—		—
Production and delivery	598	1,054	1,652	360	341	290	991	1,126		370	158	2,590	1,203	(2,615)		5,475	89		8		5,572
Depreciation, depletion and amortization	70	140	210	70	25	62	157	113		115	41	5	22	22		685	169		5		859
Selling, general and administrative expenses	1	2	3	2	1	—	3	53		6	—	—	9	18		92	14		193		299
Mining exploration and research expenses	—	1	1	—	—	—	—	—		—	—	—	—	109		110	—		6		116
Environmental obligations and shutdown costs	—	(6)	(6)	—	—	—	—	—		—	—	—	—	37		31	—		—		31
Operating income (loss)	329	505	834	364	180	270	814	230		312	88	14	(8)	(145)		2,139	64		(209)		1,994

Interest expense, net	3	1	4	2	—	—	2	12		2	—	—	8	40		68	26		95		189
Provision for income taxes	—	—	—	123	64	91	278	116		66	—	—	—	—		460	—		8	[d]	468
Capital expenditures	357	186	543	372	68	30	470	511		103	82	2	19	40		1,770	190		18		1,978
a. Includes PT-FI's sales to PT Smelting totaling $913 million for the first six months of 2014 and $721 million for the first six months of 2013.
b. Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.
c. Includes net mark-to-market losses associated with crude oil options and natural gas derivative contracts totaling $120 million for the first six months of 2014 and $35 million for the period from June 1, 2013, to June 30, 2013. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page X.
d. Includes $183 million of net benefits resulting from oil and gas acquisitions.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX shows revenue adjustments from derivative contracts as separate line items. Because these adjustments do not result from oil and gas sales, these gains and losses have been reflected separately from revenues on current period sales. Additionally, accretion and other costs are removed from production and delivery costs in the calculation of cash production costs per BOE. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,332	$1,332	$110	$32	$1,474

Site production and delivery, before net noncash
and other costs shown below	786	770	24	18	812
By-product credits	(116)	—	—	—	—
Treatment charges	46	45	—	1	46
Net cash costs	716	815	24	19	858
Depreciation, depletion and amortization	125	122	1	2	125
Noncash and other costs, net	29	29	—	—	29
Total costs	870	966	25	21	1,012
Revenue adjustments, primarily for pricing
on prior period open sales	9	9	—	—	9
Gross profit	$471	$375	$85	$11	$471

Copper sales (millions of recoverable pounds)	421	421
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.16	$3.16	$12.26

Site production and delivery, before net noncash
and other costs shown below	1.87	1.83	2.63
By-product credits	(0.28)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.70	1.94	2.63
Depreciation, depletion and amortization	0.30	0.29	0.19
Noncash and other costs, net	0.07	0.06	0.03
Total unit costs	2.07	2.29	2.85
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	0.02	—
Gross profit per pound	$1.11	$0.89	$9.41

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,474	$812	$125
Treatment charges	—	46	—
Noncash and other costs, net	—	29	—
Revenue adjustments, primarily for pricing
on prior period open sales	9	—	—
Eliminations and other	(14)	(17)	3
North America copper mines	1,469	870	128
Other mining & eliminations[c]	2,817	1,884	266
Total mining	4,286	2,754	394
U.S. oil & gas operations	1,236	329	616
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,522	$3,082	$1,013

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,205	$1,205	$98	$26	$1,329

Site production and delivery, before net noncash
and other costs shown below	774	745	41	18	804
By-product credits	(94)	—	—	—	—
Treatment charges	31	30	—	1	31
Net cash costs	711	775	41	19	835
Depreciation, depletion and amortization	105	101	3	1	105
Noncash and other costs, net	29	29	—	—	29
Total costs	845	905	44	20	969
Revenue adjustments, primarily for pricing
on prior period open sales	(14)	(14)	—	—	(14)
Gross profit	$346	$286	$54	$6	$346

Copper sales (millions of recoverable pounds)	370	370
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.25	$3.25	$11.17

Site production and delivery, before net noncash
and other costs shown below	2.09	2.01	4.63
By-product credits	(0.25)	—	—
Treatment charges	0.08	0.08	—
Unit net cash costs	1.92	2.09	4.63
Depreciation, depletion and amortization	0.28	0.27	0.30
Noncash and other costs, net	0.08	0.08	0.04
Total unit costs	2.28	2.44	4.97
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)	—
Gross profit per pound	$0.93	$0.77	$6.20

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,329	$804	$105
Treatment charges	—	31	—
Noncash and other costs, net	—	29	—
Revenue adjustments, primarily for pricing
on prior period open sales	(14)	—	—
Eliminations and other	(6)	(11)	3
North America copper mines	1,309	853	108
Other mining & eliminations[c]	2,642	1,906	250
Total mining	3,951	2,759	358
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	1	5	3
As reported in FCX’s consolidated financial statements	$4,288	$2,853	$530

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on Page XII.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,535	$2,535	$191	$62	$2,788

Site production and delivery, before net noncash
and other costs shown below	1,481	1,457	44	35	1,536
By-product credits	(198)	—	—	—	—
Treatment charges	93	91	—	2	93
Net cash costs	1,376	1,548	44	37	1,629
Depreciation, depletion and amortization	229	224	2	3	229
Noncash and other costs, net	59	58	1	—	59
Total costs	1,664	1,830	47	40	1,917
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	—	(7)
Gross profit	$864	$698	$144	$22	$864

Copper sales (millions of recoverable pounds)	790	790
Molybdenum sales (millions of recoverable pounds)[a]			17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.21	$3.21	$11.19

Site production and delivery, before net noncash
and other costs shown below	1.87	1.84	2.56
By-product credits	(0.25)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.74	1.96	2.56
Depreciation, depletion and amortization	0.29	0.28	0.14
Noncash and other costs, net	0.08	0.08	0.03
Total unit costs	2.11	2.32	2.73
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$1.09	$0.88	$8.46

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,788	$1,536	$229
Treatment charges	—	93	—
Noncash and other costs, net	—	59	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	(26)	(32)	6
North America copper mines	2,755	1,656	235
Other mining & eliminations[c]	5,255	3,524	505
Total mining	8,010	5,180	740
U.S. oil & gas operations	2,497	640	1,232
Corporate, other & eliminations	—	(1)	7
As reported in FCX’s consolidated financial statements	$10,507	$5,819	$1,979

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,463	$2,463	$191	$53	$2,707

Site production and delivery, before net noncash
and other costs shown below	1,477	1,430	66	38	1,534
By-product credits	(187)	—	—	—	—
Treatment charges	76	74	—	2	76
Net cash costs	1,366	1,504	66	40	1,610
Depreciation, depletion and amortization	204	197	4	3	204
Noncash and other costs, net	60	59	1	—	60
Total costs	1,630	1,760	71	43	1,874
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	—	—	(4)
Gross profit	$829	$699	$120	$10	$829

Copper sales (millions of recoverable pounds)	722	722
Molybdenum sales (millions of recoverable pounds)[a]			17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.41	$3.41	$11.45

Site production and delivery, before net noncash
and other costs shown below	2.04	1.98	3.98
By-product credits	(0.26)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.89	2.08	3.98
Depreciation, depletion and amortization	0.28	0.27	0.26
Noncash and other costs, net	0.08	0.08	0.04
Total unit costs	2.25	2.43	4.28
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$1.15	$0.97	$7.17

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,707	$1,534	$204
Treatment charges	—	76	—
Noncash and other costs, net	—	60	—
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	—	—
Eliminations and other	(9)	(18)	6
North America copper mines	2,694	1,652	210
Other mining & eliminations[c]	5,838	3,823	475
Total mining	8,532	5,475	685
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	3	8	5
As reported in FCX’s consolidated financial statements	$8,871	$5,572	$859

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$984	$984	$75	[a]	$1,059

Site production and delivery, before net noncash
and other costs shown below	511	474	41		515
By-product credits	(71)	—	—		—
Treatment charges	55	55	—		55
Royalty on metals[b]	3	3	—		3
Net cash costs	498	532	41		573
Depreciation, depletion and amortization	95	89	6		95
Noncash and other costs, net	23	27	(4)		23
Total costs	616	648	43		691
Revenue adjustments, primarily for pricing
on prior period open sales	32	32	—		32
Gross profit	$400	$368	$32		$400

Copper sales (millions of recoverable pounds)	310	310

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.17	$3.17

Site production and delivery, before net noncash
and other costs shown below	1.64	1.52
By-product credits	(0.23)	—
Treatment charges	0.18	0.18
Royalty on metals[b]	0.01	0.01
Unit net cash costs	1.60	1.71
Depreciation, depletion and amortization	0.30	0.29
Noncash and other costs, net	0.08	0.09
Total unit costs	1.98	2.09
Revenue adjustments, primarily for pricing
on prior period open sales	0.10	0.10
Gross profit per pound	$1.29	$1.18

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,059	$515	$95
Treatment charges	(55)	—	—
Royalty on metals	(3)	—	—
Noncash and other costs, net	—	23	—
Revenue adjustments, primarily for pricing
on prior period open sales	32	—	—
Eliminations and other	(2)	(8)	—
South America mining	1,031	530	95
Other mining & eliminations[c]	3,255	2,224	299
Total mining	4,286	2,754	394
U.S. oil & gas operations	1,236	329	616
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,522	$3,082	$1,013

a.
Includes gold sales of 20 thousand ounces ($1,302 per ounce average realized price) and silver sales of 748 thousand ounces ($18.83 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents royalties paid or payable by Cerro Verde under its current stability agreement.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$986	$986	$80	[a]	$1,066

Site production and delivery, before net noncash
and other costs shown below	511	472	45		517
By-product credits	(74)	—	—		—
Treatment charges	49	49	—		49
Net cash costs	486	521	45		566
Depreciation, depletion and amortization	86	80	6		86
Noncash and other costs, net	7	(1)	8		7
Total costs	579	600	59		659
Revenue adjustments, primarily for pricing
on prior period open sales	(65)	(65)	—		(65)
Gross profit	$342	$321	$21		$342

Copper sales (millions of recoverable pounds)	315	315

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.13	$3.13

Site production and delivery, before net noncash
and other costs shown below	1.62	1.50
By-product credits	(0.24)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.54	1.66
Depreciation, depletion and amortization	0.27	0.25
Noncash and other costs, net	0.02	(0.01)
Total unit costs	1.83	1.90
Revenue adjustments, primarily for pricing
on prior period open sales	(0.21)	(0.21)
Gross profit per pound	$1.09	$1.02

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,066	$517	$86
Treatment charges	(49)	—	—
Noncash and other costs, net	—	7	—
Revenue adjustments, primarily for pricing
on prior period open sales	(65)	—	—
Eliminations and other	(1)	(8)	—
South America mining	951	516	86
Other mining & eliminations[b]	3,000	2,243	272
Total mining	3,951	2,759	358
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	1	5	3
As reported in FCX’s consolidated financial statements	$4,288	$2,853	$530

a.
Includes gold sales of 21 thousand ounces ($1,317 per ounce average realized price) and silver sales of 809 thousand ounces ($20.40 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,951	$1,951	$159	[a]	$2,110

Site production and delivery, before net noncash
and other costs shown below	972	900	81		981
By-product credits	(150)	—	—		—
Treatment charges	108	108	—		108
Royalty on metals[b]	3	3	—		3
Net cash costs	933	1,011	81		1,092
Depreciation, depletion and amortization	182	170	12		182
Noncash and other costs, net	40	45	(5)		40
Total costs	1,155	1,226	88		1,314
Revenue adjustments, primarily for pricing
on prior period open sales	(67)	(67)	—		(67)
Gross profit	$729	$658	$71		$729

Copper sales (millions of recoverable pounds)	617	617

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.16	$3.16

Site production and delivery, before net noncash
and other costs shown below	1.57	1.46
By-product credits	(0.24)	—
Treatment charges	0.18	0.18
Royalty on metals[b]	—	—
Unit net cash costs	1.51	1.64
Depreciation, depletion and amortization	0.29	0.28
Noncash and other costs, net	0.07	0.07
Total unit costs	1.87	1.99
Revenue adjustments, primarily for pricing
on prior period open sales	(0.11)	(0.11)
Gross profit per pound	$1.18	$1.06

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,110	$981	$182
Treatment charges	(108)	—	—
Royalty on metals	(3)	—	—
Noncash and other costs, net	—	40	—
Revenue adjustments, primarily for pricing
on prior period open sales	(67)	—	—
Eliminations and other	(3)	(15)	—
South America mining	1,929	1,006	182
Other mining & eliminations[c]	6,081	4,174	558
Total mining	8,010	5,180	740
U.S. oil & gas operations	2,497	640	1,232
Corporate, other & eliminations	—	(1)	7
As reported in FCX’s consolidated financial statements	$10,507	$5,819	$1,979

a.
Includes gold sales of 43 thousand ounces ($1,302 per ounce average realized price) and silver sales of 1.5 million ounces ($19.34 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents royalties paid or payable by Cerro Verde under its current stability agreement.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,929	$1,929	$166	[a]	$2,095

Site production and delivery, before net noncash
and other costs shown below	973	897	86		983
By-product credits	(156)	—	—		—
Treatment charges	99	99	—		99
Net cash costs	916	996	86		1,082
Depreciation, depletion and amortization	156	147	9		156
Noncash and other costs, net	22	6	16		22
Total costs	1,094	1,149	111		1,260
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	(29)	—		(29)
Gross profit	$806	$751	$55		$806

Copper sales (millions of recoverable pounds)	600	600

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.22	$3.22

Site production and delivery, before net noncash
and other costs shown below	1.62	1.50
By-product credits	(0.26)	—
Treatment charges	0.17	0.16
Unit net cash costs	1.53	1.66
Depreciation, depletion and amortization	0.26	0.25
Noncash and other costs, net	0.04	0.01
Total unit costs	1.83	1.92
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)
Gross profit per pound	$1.34	$1.25

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,095	$983	$156
Treatment charges	(99)	—	—
Noncash and other costs, net	—	22	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	—	—
Eliminations and other	(2)	(14)	1
South America mining	1,965	991	157
Other mining & eliminations[b]	6,567	4,484	528
Total mining	8,532	5,475	685
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	3	8	5
As reported in FCX’s consolidated financial statements	$8,871	$5,572	$859

a.
Includes gold sales of 42 thousand ounces ($1,449 per ounce average realized price) and silver sales of 1.8 million ounces ($25.93 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2014
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Gold	Silver		Total
Revenues, excluding adjustments	$372		$372	$176	$7	[a]	$555

Site production and delivery, before net noncash
and other costs shown below	451		303	142	6		451
Gold and silver credits	(184)		—	—	—		—
Treatment charges	30		20	10	—		30
Royalty on metals	14		9	5	—		14
Net cash costs	311		332	157	6		495
Depreciation and amortization	54		36	17	1		54
Noncash and other costs, net	64	[b]	43	20	1		64
Total costs	429		411	194	8		613
Revenue adjustments, primarily for pricing on
prior period open sales	11		11	1	—		12
PT Smelting intercompany profit	4		3	1	—		4
Gross loss	$(42)		$(25)	$(16)	$(1)		$(42)

Copper sales (millions of recoverable pounds)	117		117
Gold sales (thousands of recoverable ounces)				135

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.19		$3.19	$1,294

Site production and delivery, before net noncash
and other costs shown below	3.86		2.59	1,050
Gold and silver credits	(1.57)		—	—
Treatment charges	0.26		0.17	70
Royalty on metals	0.11		0.08	31
Unit net cash costs	2.66		2.84	1,151
Depreciation and amortization	0.47		0.31	127
Noncash and other costs, net	0.55	[b]	0.37	151
Total unit costs	3.68		3.52	1,429
Revenue adjustments, primarily for pricing on
prior period open sales	0.09		0.09	5
PT Smelting intercompany profit	0.03		0.02	9
Gross loss per pound/ounce	$(0.37)		$(0.22)	$(121)

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$555		$451	$54
Treatment charges	(30)		—	—
Royalty on metals	(14)		—	—
Noncash and other costs, net	—		64	—
Revenue adjustments, primarily for pricing on
prior period open sales	12		—	—
PT Smelting intercompany profit	—		(4)	—
Indonesia mining	523		511	54
Other mining & eliminations[c]	3,763		2,243	340
Total mining	4,286		2,754	394
U.S. oil & gas operations	1,236		329	616
Corporate, other & eliminations	—		(1)	3
As reported in FCX’s consolidated financial statements	$5,522		$3,082	$1,013

a. Includes silver sales of 367 thousand ounces ($19.67 per ounce average realized price).
b. Includes $56 million ($0.48 per pound) of fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates.
c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$487	$487	$199	$9	[a]	$695

Site production and delivery, before net noncash
and other costs shown below	561	393	161	7		561
Gold and silver credits	(190)	—	—	—		—
Treatment charges	36	25	10	1		36
Royalty on metals	21	15	6	—		21
Net cash costs	428	433	177	8		618
Depreciation and amortization	58	41	16	1		58
Noncash and other costs, net	35	25	10	—		35
Total costs	521	499	203	9		711
Revenue adjustments, primarily for pricing on
prior period open sales	(29)	(29)	(17)	(1)		(47)
PT Smelting intercompany profit	33	23	10	—		33
Gross loss	$(30)	$(18)	$(11)	$(1)		$(30)

Copper sales (millions of recoverable pounds)	158	158
Gold sales (thousands of recoverable ounces)			151

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.08	$3.08	$1,321

Site production and delivery, before net noncash
and other costs shown below	3.55	2.49	1,066
Gold and silver credits	(1.20)	—	—
Treatment charges	0.23	0.16	69
Royalty on metals	0.13	0.09	39
Unit net cash costs	2.71	2.74	1,174
Depreciation and amortization	0.37	0.26	111
Noncash and other costs, net	0.22	0.15	67
Total unit costs	3.30	3.15	1,352
Revenue adjustments, primarily for pricing on
prior period open sales	(0.18)	(0.18)	(110)
PT Smelting intercompany profit	0.21	0.14	62
Gross loss per pound/ounce	$(0.19)	$(0.11)	$(79)

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$695	$561	$58
Treatment charges	(36)	—	—
Royalty on metals	(21)	—	—
Noncash and other costs, net	—	35	—
Revenue adjustments, primarily for pricing on
prior period open sales	(47)	—	—
PT Smelting intercompany profit	—	(33)	—
Indonesia mining	591	563	58
Other mining & eliminations[b]	3,360	2,196	300
Total mining	3,951	2,759	358
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	1	5	3
As reported in FCX’s consolidated financial statements	$4,288	$2,853	$530
a. Includes silver sales of 452 thousand ounces ($20.04 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2014
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Gold	Silver		Total
Revenues, excluding adjustments	$713		$713	$386	$14	[a]	$1,113

Site production and delivery, before net noncash
and other costs shown below	814		521	283	10		814
Gold and silver credits	(419)		—	—	—		—
Treatment charges	56		36	19	1		56
Royalty on metals	27		17	9	1		27
Net cash costs	478		574	311	12		897
Depreciation and amortization	102		65	36	1		102
Noncash and other costs, net	138	[b]	88	48	2		138
Total costs	718		727	395	15		1,137
Revenue adjustments, primarily for pricing on
prior period open sales	(56)		(56)	18	1		(37)
PT Smelting intercompany profit	58		37	20	1		58
Gross (loss) profit	$(3)		$(33)	$29	$1		$(3)

Copper sales (millions of recoverable pounds)	226		226
Gold sales (thousands of recoverable ounces)				297

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.15		$3.15	$1,299

Site production and delivery, before net noncash
and other costs shown below	3.60		2.31	950
Gold and silver credits	(1.85)		—	—
Treatment charges	0.25		0.16	65
Royalty on metals	0.12		0.07	31
Unit net cash costs	2.12		2.54	1,046
Depreciation and amortization	0.45		0.29	120
Noncash and other costs, net	0.61	[b]	0.39	161
Total unit costs	3.18		3.22	1,327
Revenue adjustments, primarily for pricing on
prior period open sales	(0.24)		(0.24)	59
PT Smelting intercompany profit	0.26		0.16	68
Gross (loss) profit per pound/ounce	$(0.01)		$(0.15)	$99

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$1,113		$814	$102
Treatment charges	(56)		—	—
Royalty on metals	(27)		—	—
Noncash and other costs, net	—		138	—
Revenue adjustments, primarily for pricing on
prior period open sales	(37)		—	—
PT Smelting intercompany profit	—		(58)	—
Indonesia mining	993		894	102
Other mining & eliminations[c]	7,017		4,286	638
Total mining	8,010		5,180	740
U.S. oil & gas operations	2,497		640	1,232
Corporate, other & eliminations	—		(1)	7
As reported in FCX’s consolidated financial statements	$10,507		$5,819	$1,979

a. Includes silver sales of 700 thousand ounces ($19.84 per ounce average realized price).
b. Includes $109 million ($0.48 per pound) of fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates.
c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,137	$1,137	$490	$24	[a]	$1,651

Site production and delivery, before net noncash
and other costs shown below	1,077	742	319	16		1,077
Gold and silver credits	(512)	—	—	—		—
Treatment charges	81	56	24	1		81
Royalty on metals	47	33	14	—		47
Net cash costs	693	831	357	17		1,205
Depreciation and amortization	113	78	33	2		113
Noncash and other costs, net	87	60	26	1		87
Total costs	893	969	416	20		1,405
Revenue adjustments, primarily for pricing on
prior period open sales	1	1	(2)	—		(1)
PT Smelting intercompany profit	38	26	11	1		38
Gross profit	$283	$195	$83	$5		$283

Copper sales (millions of recoverable pounds)	356	356
Gold sales (thousands of recoverable ounces)			342

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.20	$3.20	$1,431

Site production and delivery, before net noncash
and other costs shown below	3.03	2.08	934
Gold and silver credits	(1.44)	—	—
Treatment charges	0.23	0.16	70
Royalty on metals	0.13	0.09	41
Unit net cash costs	1.95	2.33	1,045
Depreciation and amortization	0.32	0.22	98
Noncash and other costs, net	0.24	0.17	76
Total unit costs	2.51	2.72	1,219
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	(4)
PT Smelting intercompany profit	0.10	0.07	33
Gross profit per pound/ounce	$0.79	$0.55	$241

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,651	$1,077	$113
Treatment charges	(81)	—	—
Royalty on metals	(47)	—	—
Noncash and other costs, net	—	87	—
Revenue adjustments, primarily for pricing on
prior period open sales	(1)	—	—
PT Smelting intercompany profit	—	(38)	—
Indonesia mining	1,522	1,126	113
Other mining & eliminations[b]	7,010	4,349	572
Total mining	8,532	5,475	685
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	3	8	5
As reported in FCX’s consolidated financial statements	$8,871	$5,572	$859

a. Includes silver sales of 1.0 million ounces ($23.19 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$362	$362	$65	$427

Site production and delivery, before net noncash
and other costs shown below	171	159	35	194
Cobalt credits[b]	(41)	—	—	—
Royalty on metals	8	7	1	8
Net cash costs	138	166	36	202
Depreciation, depletion and amortization	63	54	9	63
Noncash and other costs, net	4	3	1	4
Total costs	205	223	46	269
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	(1)	(1)
Gross profit	$157	$139	$18	$157

Copper sales (millions of recoverable pounds)	118	118
Cobalt sales (millions of contained pounds)			7

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.08	$3.08	$9.58

Site production and delivery, before net noncash
and other costs shown below	1.46	1.35	5.22
Cobalt credits[b]	(0.34)	—	—
Royalty on metals	0.06	0.06	0.15
Unit net cash costs	1.18	1.41	5.37
Depreciation, depletion and amortization	0.54	0.46	1.30
Noncash and other costs, net	0.03	0.03	0.08
Total unit costs	1.75	1.90	6.75
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	(0.19)
Gross profit per pound	$1.33	$1.18	$2.64

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$427	$194	$63
Royalty on metals	(8)	—	—
Noncash and other costs, net	—	4	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—
Africa mining	418	198	63
Other mining & eliminations[c]	3,868	2,556	331
Total mining	4,286	2,754	394
U.S. oil & gas operations	1,236	329	616
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,522	$3,082	$1,013

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$330	$330	$47	$377

Site production and delivery, before net noncash
and other costs shown below	156	146	27	173
Cobalt credits[b]	(31)	—	—	—
Royalty on metals	6	5	1	6
Net cash costs	131	151	28	179
Depreciation, depletion and amortization	57	52	5	57
Noncash and other costs, net	12	11	1	12
Total costs	200	214	34	248
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(8)	2	(6)
Gross profit	$123	$108	$15	$123

Copper sales (millions of recoverable pounds)	106	106
Cobalt sales (millions of contained pounds)			5

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.10	$3.10	$8.48

Site production and delivery, before net noncash
and other costs shown below	1.47	1.37	4.92
Cobalt credits[b]	(0.30)	—	—
Royalty on metals	0.06	0.05	0.15
Unit net cash costs	1.23	1.42	5.07
Depreciation, depletion and amortization	0.53	0.49	0.80
Noncash and other costs, net	0.11	0.10	0.17
Total unit costs	1.87	2.01	6.04
Revenue adjustments, primarily for pricing
on prior period open sales	(0.07)	(0.07)	0.27
Gross profit per pound	$1.16	$1.02	$2.71

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$377	$173	$57
Royalty on metals	(6)	—	—
Noncash and other costs, net	—	12	—
Revenue adjustments, primarily for pricing
on prior period open sales	(6)	—	—
Africa mining	365	185	57
Other mining & eliminations[c]	3,586	2,574	301
Total mining	3,951	2,759	358
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	1	5	3
As reported in FCX’s consolidated financial statements	$4,288	$2,853	$530

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$621	$621	$137	$758

Site production and delivery, before net noncash
and other costs shown below	296	262	77	339
Cobalt credits[b]	(96)	—	—	—
Royalty on metals	14	12	2	14
Net cash costs	214	274	79	353
Depreciation, depletion and amortization	114	99	15	114
Noncash and other costs, net	11	10	1	11
Total costs	339	383	95	478
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Gross profit	$281	$237	$44	$281

Copper sales (millions of recoverable pounds)	202	202
Cobalt sales (millions of contained pounds)			15

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.08	$3.08	$9.29

Site production and delivery, before net noncash
and other costs shown below	1.47	1.30	5.19
Cobalt credits[b]	(0.48)	—	—
Royalty on metals	0.07	0.06	0.16
Unit net cash costs	1.06	1.36	5.35
Depreciation, depletion and amortization	0.57	0.49	1.03
Noncash and other costs, net	0.05	0.04	0.09
Total unit costs	1.68	1.89	6.47
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.13
Gross profit per pound	$1.39	$1.18	$2.95

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$758	$339	$114
Royalty on metals	(14)	—	—
Noncash and other costs, net	—	11	—
Revenue adjustments, primarily for pricing
on prior period open sales	1	—	—
Africa mining	745	350	114
Other mining & eliminations[c]	7,265	4,830	626
Total mining	8,010	5,180	740
U.S. oil & gas operations	2,497	640	1,232
Corporate, other & eliminations	—	(1)	7
As reported in FCX’s consolidated financial statements	$10,507	$5,819	$1,979

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.
XXIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$724	$724	$89	$813

Site production and delivery, before net noncash
and other costs shown below	321	303	51	354
Cobalt credits[b]	(58)	—	—	—
Royalty on metals	14	13	1	14
Net cash costs	277	316	52	368
Depreciation, depletion and amortization	115	107	8	115
Noncash and other costs, net	16	15	1	16
Total costs	408	438	61	499
Revenue adjustments, primarily for pricing
on prior period open sales	2	2	2	4
Gross profit	$318	$288	$30	$318

Copper sales (millions of recoverable pounds)	224	224
Cobalt sales (millions of contained pounds)			11

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.22	$3.22	$7.99

Site production and delivery, before net noncash
and other costs shown below	1.43	1.35	4.54
Cobalt credits[b]	(0.26)	—	—
Royalty on metals	0.06	0.06	0.14
Unit net cash costs	1.23	1.41	4.68
Depreciation, depletion and amortization	0.51	0.47	0.75
Noncash and other costs, net	0.08	0.07	0.11
Total unit costs	1.82	1.95	5.54
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	0.21
Gross profit per pound	$1.41	$1.28	$2.66

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$813	$354	$115
Royalty on metals	(14)	—	—
Noncash and other costs, net	—	16	—
Revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Africa mining	803	370	115
Other mining & eliminations[c]	7,729	5,105	570
Total mining	8,532	5,475	685
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	3	8	5
As reported in FCX’s consolidated financial statements	$8,871	$5,572	$859

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

XXX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In Millions)	2014	2013

Revenues, excluding adjustments[a]	$181	$156

Site production and delivery, before net noncash
and other costs shown below	79	76
Treatment charges and other	11	12
Net cash costs	90	88
Depreciation, depletion and amortization	24	21
Noncash and other costs, net	2	2
Total costs	116	111
Gross profit	$65	$45

Molybdenum sales (millions of recoverable pounds)[a]	14	13

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.90	$12.13

Site production and delivery, before net noncash
and other costs shown below	5.64	5.84
Treatment charges and other	0.83	0.95
Unit net cash costs	6.47	6.79
Depreciation, depletion and amortization	1.69	1.65
Noncash and other costs, net	0.10	0.18
Total unit costs	8.26	8.62
Gross profit per pound	$4.64	$3.51

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended June 30, 2014	Revenues	and Delivery	Amortization
Totals presented above	$181	$79	$24
Treatment charges and other	(11)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	170	81	24
Other mining & eliminations[b]	4,116	2,673	370
Total mining	4,286	2,754	394
U.S. oil & gas operations	1,236	329	616
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,522	$3,082	$1,013

Three Months Ended June 30, 2013
Totals presented above	$156	$76	$21
Treatment charges and other	(12)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	144	78	21
Other mining & eliminations[b]	3,807	2,681	337
Total mining	3,951	2,759	358
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	1	5	3
As reported in FCX’s consolidated financial statements	$4,288	$2,853	$530

a. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In Millions)	2014	2013

Revenues, excluding adjustments[a]	$318	$311

Site production and delivery, before net noncash
and other costs shown below	154	154
Treatment charges and other	22	24
Net cash costs	176	178
Depreciation, depletion and amortization	46	41
Noncash and other costs, net	3	4
Total costs	225	223
Gross profit	$93	$88

Molybdenum sales (millions of recoverable pounds)[a]	27	25

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$11.88	$12.33

Site production and delivery, before net noncash
and other costs shown below	5.75	6.10
Treatment charges and other	0.83	0.95
Unit net cash costs	6.58	7.05
Depreciation, depletion and amortization	1.72	1.64
Noncash and other costs, net	0.10	0.16
Total unit costs	8.40	8.85
Gross profit per pound	$3.48	$3.48

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Six Months Ended June 30, 2014	Revenues	and Delivery	Amortization
Totals presented above	$318	$154	$46
Treatment charges and other	(22)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	296	157	46
Other mining & eliminations[b]	7,714	5,023	694
Total mining	8,010	5,180	740
U.S. oil & gas operations	2,497	640	1,232
Corporate, other & eliminations	—	(1)	7
As reported in FCX’s consolidated financial statements	$10,507	$5,819	$1,979

Six Months Ended June 30, 2013
Totals presented above	$311	$154	$41
Treatment charges and other	(24)	—	—
Noncash and other costs, net	—	4	—
Molybdenum mines	287	158	41
Other mining & eliminations[b]	8,245	5,317	644
Total mining	8,532	5,475	685
U.S. oil & gas operations	336	89	169
Corporate, other & eliminations	3	8	5
As reported in FCX’s consolidated financial statements	$8,871	$5,572	$859

a. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended June 30, 2014
				Total
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$1,172	$96	$38	$1,306	[a]
Realized cash losses on derivative contracts	(57)	(6)	—	(63)
Realized revenues	$1,115	$90	$38	1,243
Less: cash production costs				314	[a]
Cash operating margin				929
Less: depreciation, depletion and amortization				616
Less: accretion and other costs				15
Plus: net noncash mark-to-market losses on derivative contracts				(7)
Plus: other net adjustments				—
Gross profit				$291

Oil (MMBbls)	11.7
Gas (Bcf)		20.3
NGLs (MMBbls)			1.0
Oil Equivalents (MMBOE)				16.0

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$100.46	$4.70	$38.79	$81.47	[a]
Realized cash losses on derivative contracts	(4.96)	(0.26)	—	(3.94)
Realized revenues	$95.50	$4.44	$38.79	77.53
Less: cash production costs				19.57	[a]
Cash operating margin				57.96
Less: depreciation, depletion and amortization				38.39
Less: accretion and other costs				0.94
Plus: net noncash mark-to-market losses on derivative contracts				(0.44)
Plus: other net adjustments				0.04
Gross profit				$18.23

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$1,306	$314	$616
Realized cash losses on derivative contracts	(63)	—	—
Net noncash mark-to-market losses on derivative contracts	(7)	—	—
Accretion and other costs	—	15	—
Other net adjustments	—	—	—
U.S. oil & gas operations	1,236	329	616
Total mining[b]	4,286	2,754	394
Corporate, other & eliminations	—	(1)	3
As reported in FCX's consolidated financial statements	$5,522	$3,082	$1,013

a. Following is a summary of average realized price and cash production costs per BOE by region. Derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. Additionally, cash production costs exclude accretion and other costs.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	6,862	$601	$87.49	$101		$14.80
Eagle Ford[c]	3,959	323	81.52	53		13.23
California	3,578	337	94.37	135		37.70
Haynesville/Madden/Other	1,629	45	27.59	25		15.35
	16,028	$1,306	81.47	$314		19.57

b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.
c. Includes the results of the Eagle Ford field through June 19, 2014.

XXXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

June 1, 2013, to June 30, 2013
				Total
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$330	$30	$11	$371	[a]
Realized cash gains on derivative contracts	1	—	—	1
Realized revenues	$331	$30	$11	372
Less: cash production costs				83	[a]
Cash operating margin				289
Less: depreciation, depletion and amortization				169
Less: accretion and other costs				6
Plus: net noncash mark-to-market losses on derivative contracts				(36)
Plus: other net adjustments				—
Gross profit				$78

Oil (MMBbls)	3.4
Gas (Bcf)		7.7
NGLs (MMBbls)			0.3
Oil Equivalents (MMBOE)				5.0

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$97.05	$3.81	$35.18	$74.03	[a]
Realized cash gains on derivative contracts	0.37	0.05	—	0.34
Realized revenues	$97.42	$3.86	$35.18	74.37
Less: cash production costs				16.58	[a]
Cash operating margin				57.79
Less: depreciation, depletion and amortization				33.82
Less: accretion and other costs				1.11
Plus: net noncash mark-to-market losses on derivative contracts				(7.27)
Plus: other net adjustments				(0.02)
Gross profit				$15.57

Reconciliation to Amounts Reported for the Three Months Ended June 30, 2013
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$371	$83	$169
Realized cash gains on derivative contracts	1	—	—
Net noncash mark-to-market losses on derivative contracts	(36)	—	—
Accretion and other costs	—	6	—
Other net adjustments	—	—	—
U.S. oil & gas operations	336	89	169
Total mining[b]	3,951	2,759	358
Corporate, other & eliminations	1	5	3
As reported in FCX's consolidated financial statements	$4,288	$2,853	$530

a. Following is a summary of average realized price and cash production costs per BOE by region. Derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. Additionally, cash production costs exclude accretion and other costs.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	1,905	$149	$78.07	$27		$14.07
Eagle Ford	1,282	99	76.94	16		12.79
California	1,131	107	94.48	35		30.98
Haynesville/Madden/Other	687	16	23.77	5		6.91
	5,005	$371	74.03	$83		16.58

b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Six Months Ended June 30, 2014
				Toal
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$2,334	$194	$88	$2,616	[a]
Realized cash losses on derivative contracts	(115)	(13)	—	(128)
Realized revenues	$2,219	$181	$88	2,488
Less: cash production costs				612	[a]
Cash operating margin				1,876
Less: depreciation, depletion and amortization				1,232
Less: accretion and other costs				28
Plus: net noncash mark-to-market gains on derivative contracts				8
Plus: other net adjustments				1
Gross profit				$625

Oil (MMBbls)	23.5
Gas (Bcf)		39.8
NGLs (MMBbls)			2.1
Oil Equivalents (MMBOE)				32.2

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$99.54	$4.87	$42.35	$81.34	[a]
Realized cash losses on derivative contracts	(4.91)	(0.32)	—	(3.97)
Realized revenues	$94.63	$4.55	$42.35	77.37
Less: cash production costs				19.03	[a]
Cash operating margin				58.34
Less: depreciation, depletion and amortization				38.30
Less: accretion and other costs				0.87
Plus: net noncash mark-to-market gains on derivative contracts				0.23
Plus: other net adjustments				0.04
Gross profit				$19.44

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$2,616	$612	$1,232
Realized cash losses on derivative contracts	(128)	—	—
Net noncash mark-to-market gains on derivative contracts	8	—	—
Accretion and other costs	—	28	—
Other net adjustments	1	—	—
U.S. oil & gas operations	2,497	640	1,232
Total mining[b]	8,010	5,180	740
Corporate, other & eliminations	—	(1)	7
As reported in FCX's consolidated financial statements	$10,507	$5,819	$1,979

a. Following is a summary of average realized price and cash production costs per BOE by region. Derivative contracts for FCX's oil and gas operations are managed on a consolidated basis; accordingly, average realized price per BOE by region does not reflect adjustments for derivative contracts. Additionally, cash production costs exclude accretion and other costs.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	13,163	$1,151	$87.42	$192		$14.62
Eagle Ford[c]	8,694	710	81.66	113		12.97
California	7,129	663	93.07	265		37.12
Haynesville/Madden/Other	3,174	92	28.93	42		13.40
	32,160	$2,616	81.34	$612		19.03

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XIII.

c. Includes the results of the Eagle Ford field through June 19, 2014.

XXXV